UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM S-1 A-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WIND WORKS POWER CORP.
(Exact name of registrant as specified in its charter)

Nevada	3510	98-0409895
(State or other jurisdiction of Incorporation)	(Primary Industrial Classification Code)	(I.R.S. Employer Identification No.)

346 Waverley Street
Ottawa, Ontario  Canada  K2P 0W5
 ______________________________________________________________________________
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ingo Stuckmann
346 Waverley Street
Ottawa, Ontario Canada
K2P OW5
(613)226-7883

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 ______________________________________________________________________________

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Jeffrey G. Klein,  P.A.
 2600 North Military Trail
Suite 270
Boca Raton, Florida 33431
(561)997-9920
______________________________________________________________________________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act,  check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange  Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☐	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock	3,000,000	$1.00	$3,000,000	$213.90

(1)
The shares of our Common Stock being registered hereunder are being registered for  resale by Kodiak Capital Group, LLC in accordance with the terms of an Investment Agreement  being provided to the Company.. The number of shares of our Common Stock registered hereunder represents a good faith estimate by us of the number of shares of our Common Stock issuable upon delivery of a “Put” notice.  Should the number of shares being registered in an   insufficient  number of shares to fully utilize the credit facility, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registeredshall automatically be increased to cover the additional shares of  common stock issuable pursuant to Rule 416 under the Securities Act.

(2)	Based on Rule 457 under the Securities Act.

(3)
This amount represents the maximum aggregate value of common stock which may be put to the selling stockholder by the registrant pursuant to the terms and conditions of an Investment Agreement between the selling stockholder and the registrant.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities, and they are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
DATED MAY 4 , 2010

WIND WORKS POWER CORP.

3,000,000  Shares of Common Stock

This prospectus relates to the resale  of up to 3,000,000 shares of the common stock of Wind Works Power Corp., a Nevada corporation, by Kodiak Capital Group, LLC (“Kodiak” or the “Selling Stockholder”), a Delaware Corporation, and a selling stockholder  pursuant to a “put right” under an investment agreement (the “Investment Agreement”), also referred to as an Equity Line of Credit, that we have entered into with Kodiak.  The Investment Agreement permits us to “put” up to $103 million in shares of our common stock to Kodiak.   We are registering $3 million of our common stock.  We will have to either amend this registration statement or file a new registration statement if we intend to sell to Kodiak $10 million of our common stock.  We are not selling any shares of common stock in this offering.  Therefore, we will not receive any proceeds from the sale of these shares  by Kodiak.   However, we will receive proceeds from the sale of securities pursuant to our exercise of this put right.  We will bear all costs associated with this registration.

Kodiak has informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.  We agree to pay the expenses of registering the foregoing shares of our Common Stock.

Pursuant to registration rights granted by us to Kodiak, we are obligated to register the shares acquired by Kodiak.  The distribution of the shares by Kodiak is not subject to any underwriting agreement.  We will receive none of the proceeds from the sale of shares by the selling stockholders.  The selling stockholders identified in this prospectus will receive the proceeds from any sale of their shares.

Upon the effective date of this registration statement, Kodiak will commit to purchase up to $3,000,000 worth of the Company’s common stock over the course of thirty six (36) months (the “Line”).  The Company will be entitled to put to Kodiak such number of shares of Common Stock as equals either (i) $1,000,000 or (2) 200% of the average daily volume (U.S. market only) multiplied by the closing price on the date that Kodiak receives notice of the Company’s request to draw down on the Line (the “Put Date”).

The offering price of the securities relative to Kodiak will equal 95% of the volume average weighted price of the securities during the three consecutive trading days immediately after the Put Date. There will be no underwriters discounts or commissions,

Our common stock currently trades on the Over the Counter Bulletin Board ("OTCBB”)  under the symbol "WWPW.OB."

On May 4, 2010  the last reported sale price for our common stock on the OTCBB  was $0.65  per share.

The securities offered in this prospectus involve a high degree of risk. You should purchase shares only if you can afford the entire loss of your investment.   See "Risk Factors" beginning on page 8 of this prospectus to read about factors you should consider before buying shares of our common stock.

The information in this prospectus is not complete and may be changed.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  No one may sell these securities nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

About This Prospectus

Wind Works Power Corp.  (“Wind Works’) has not authorized anyone to give any information or make any representation about the offering that differs from, or adds to, the information in this Prospectus or the documents that are publicly filed with the Securities and Exchange Commission (“SEC”). Therefore, if anyone does give you different or additional information, you should not rely on it. The delivery of this Prospectus does not mean that there have not been any changes in the condition of Wind Works  since the date of this Prospectus. If you are in a jurisdiction where it is unlawful to offer to purchase or exercise the securities offered by this Prospectus, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this Prospectus does not extend to you. This Prospectus speaks only as of its date except where it indicates that another date applies. Documents that are incorporated by reference in this Prospectus speak only as of their date, except where they specify that other dates apply. The information in this Prospectus may not be complete and may be changed. The selling shareholders may not sell any securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to purchase these securities and it is not soliciting an offer to purchase  these securities in any state or other jurisdiction where the purchase or exercise is not permitted.

This prospectus, together with the applicable prospectus supplements and amendments  includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Market data and certain industry forecasts used in this prospectus were obtained from market research, publicly available information and industry publications.  We believe that these sources are generally reliable , but the accuracy and completeness of such information is not guaranteed.   We have not independently  verified this information, and we do not make any representation as to the accuracy of such information.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. Wind Works Power Corp. is referred to throughout this prospectus as "Wind Works," "we" or "us."

The Company

Wind Works is a Nevada corporation which was incorporated November 20, 2002 as Reese Corp.   On August 9, 2006, we amended our certificate of incorporation and changed our  name to AmMex Gold Mining Corp.  On March 25, 2009 we further amended our certificate of incorporation and changed our name to Wind Works Power Corp.  Since our inception we have been engaged in several different business fields.   Our initial focus was to develop high speed wireless internet access to the public via public hot spots.  This business venture was not successful and was terminated in early 2006.  In June 2006, we changed our business focus to concentrate on precious metal exploration, primarily gold and silver.  Neither of these business ventures was successful.  In  March  2009,  we changed our name to Wind Works Power Corp.  to reflect  management’s decision to  investigate opportunities in wind power.  Management believes that renewable energy supplies, such as wind power, will be in increasing demand over the next ten years.

Since adopting its new business plan,  management has entered into several joint venture agreements..  We also acquired all of the issued and outstanding shares of common stock of Zero Emission People , LLC (“Zero Emission”).  Zero Emission is a Delaware limited liability company.  It was incorporated on May 1, 2008 by our  current chief executive officer, Dr. Ingo Stuckmann.  Zero Emission began its commercial operations in July 2008 when Zero Emission acquired an early stage wind farm project  located near Bethany, Ontario. A second 10 MW wind farm was also acquired near Maxville, Ontario.   Since then we have  acquired equity interests in additional project companies that hold the assets for wind farms located  in Ontario, Canada, Illinois and Montana.  Wind Works has also entered into option agreements for project acquisitions in Belgium and Hungary.

THE OFFERING

Common Stock offered to Kodiak Capital	Up to 3,000,000 shares of our Common Stock

Common Stock to be outstanding after the offering	30,049,046*

Use of Proceeds	We will not receive any proceeds from the sale of the common stock hereunder. We will, however, receive proceeds from the sale of our common stock pursuant to the Investment Agreement. See "Use of Proceeds" for a complete description. Upon the effective date of this registration statement, Kodiak will commit to purchase up to $3,000,000 worth of Company’s common stock over the course of thirty-six months

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" as set forth herein.

OTC Bulletin Board Trading Symbol	WWPW.OB

* Based on the current issued and outstanding number of shares of  27,049,046 as of April 8 ,2010, and assuming issuance of all shares registered herewith, the number of shares offered herewith represents approximately 10% of the total issued and outstanding shares of common stock.  The Company is also obligated to issue approximately a further 26 million shares of our common stock pursuant to the Company’s acquisition of Zero Emission People.

This prospectus relates to the resale of up to 3,000,000   shares of our common stock by Kodiak.  We have entered into an  Investment Agreement with Kodiak. Pursuant to this Agreement, Kodiak will commit to purchase up to $10,000,000 (the "Facility") of our Common Stock over the course of 36 months ("Facility Period"), after a registration statement has been declared effective by the SEC (the "Effective Date"). We are registering $3million of our common stock.  As a result,  we will not be able to draw down on the entire dollar amount of the equity credit line without filing either an amendment to this registration statement or a new registration statement for additional shares of common stock and that registration statement would have to be declared effective prior to the issuance of any additional shares of stock.   The amount that we shall be entitled to request from each of the purchase "Puts", shall be equal to either (1) $1,000,000  or (2) 200% of the average daily volume (U.S market only) ("ADV") of our Common Stock for the three  trading days prior to the "Put" notice, multiplied by the average of  the 3 daily closing prices immediately preceding the Put Date.   The Pricing Period shall be the five (5) consecutive trading days immediately after the Put Date. The Market Price shall be the lowest closing bid price of the Common Stock during the Pricing Period. The Purchase Price shall be set at 95% of the Market Price. The Put Date shall be the date that the Investor receives a Put Notice of draw down by us of a portion of the Facility. There are put restrictions applied on days between the Put Date and the Closing Date with respect to that Put. During this time, we shall not be entitled to deliver another Put Notice.

For the purpose of determining the number of shares of common stock to be offered by this prospectus, we have assumed that we will issue not more than 3,000,000   shares pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may vary  depending on the trading price of our common stock.  We currently do not intend to exercise the put right in a manner which would result in our issuance of more than  3,000,000 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission (“SEC”) and that registration statement would have to be declared effective prior to the issuance of any additional shares.

The Investment Agreement with Kodiak provides that following notice to Kodiak, we may put to Kodiak up to $10,000,000 in shares of our common stock for a purchase price equal to 95 percent of the lowest closing “best bid” price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Kodiak of our election to put shares pursuant to the Investment Agreement.  The dollar value that we will be permitted to put pursuant to the Investment Agreement will be either:

▪
200 percent of the average daily volume (U.S. market only) of our common stock for the three Trading Days prior to the applicable Put Notice Date, multiplied by the average of the three daily closing prices immediately preceding the Put Date; or

▪	$1,000,000. Notwithstanding the foregoing, we are registering $3 million of our securities and as a result, we will not be able to put to Kodak the entire amount of our credit facility.

To the extent that the disparity between the offering price and market price of the Common Stock is material, such disparity was determined by the Company to be fair in consideration of Kodiak establishing a line of credit to facilitate the Company’s ongoing operations.

Kodiak has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions, or hold our shares in its portfolio.  This prospectus covers the resale of our stock by Kodiak either in the open market or to other investors through negotiated transactions.  The obligations of Kodiak under the Investment Agreement are not transferable and this registration statement does not cover sales of our common stock by transferees of Kodiak.

Kodiak will only purchase shares when we meet the following conditions:

▪
A registration statement shall have been declared effective and shall remain effective and available for the resale of all the registrable securities (as defined in the Registration Rights Agreement to be executed in connection with the Investment Agreement) at all times until the Closing with respect to the subject Put Notice;

▪
At all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, our common stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of two consecutive Trading Days during the Open Period and we shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of our common stock;

▪
We have complied with our obligations and are otherwise not in breach of or in default under, the Investment Agreement, the Registration Rights Agreement or any other agreement executed in connection therewith which has not been cured prior to delivery of Kodiak’ Put Notice Date;

▪
No injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

▪	The issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

▪
The representations and warranties of the Company shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Equity Credit Line.

▪	If any of the events described above occurs during a Pricing Period, then Kodiak shall have no obligation to purchase the Put Amount of our common stock set forth in the applicable Put Notice.

The Investment Agreement will terminate when any of the following events occur:

▪	When Kodiak has purchased an aggregate of $10,000,000 of our common stock pursuant to the Investment Agreement; or,

▪	On the date which is 36 months after the Effective Date of the Investment Agreement; or,

▪	Upon written notice of Wind Works to Kodiak.

Any and all shares, or penalties, if any, due under the Investment Agreement shall be immediately payable and due upon termination of the agreement.

As we draw down on the Equity Line of Credit, shares of our common stock will be sold into the market by Kodiak.  The sale of these additional shares could cause our stock price to decline.  In turn, if the stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in the stock price.  You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the Equity Line of Credit.  If our stock price declines, we will be required to issue a greater number of shares under the Equity Line of Credit.  We have no obligation to utilize the full amount available under the Equity Line of Credit.

In addition to the shares to be issued pursuant to the Equity Line of Credit, we have agreed to pay to Kodiak a Commitment Fee equal to 2.5% of the Facility Amount, whereby the total Commitment Fee of $250,000 is payable half on the first draw-down and the balance on the earlier of the second draw-down or six months from execution of the Term Sheet (December 19, 2009).  We have issued  Kodiak 75,000 shares of our restricted common stock.  Said shares are not covered by the registration statement with respect to this prospectus and paid Kodiak $10,000  in addition to the commitment fee.

RISK FACTORS

This investment has a high degree of risk.  Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus.  The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down.  This means you could lose all or a part of your investment.

RISKS ASSOCIATED WITH THE COMPANY'S PROSPECTIVE BUSINESS AND OPERATIONS

It is unlikely that we will be able to sustain profitability in the future.

We have incurred significant losses to date and there can be no assurance that we will be able to reverse this trend. We have a working capital deficit.  In addition, we expect to increase our infrastructure and operating expenses to fund our anticipated  growth.  As a result, we do not expect to generate profits in 2010 or thereafter and may not be able to support our operations or otherwise establish a return on invested capital.  We cannot assure you that any of our business strategies will be successful or that significant revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis.

We expect our operating losses to continue.

We expect to incur increased operating expenses during fiscal year 2010 and 2011. The amount of net losses and the time required for us to reach and sustain profitability is uncertain. The likelihood of our success must be considered in light of the problems, expenses, difficulties, and delays frequently encountered in connection with a new business, including, but not limited to, uncertainty as to development and acquisitions and the time required for the Company’s planned production to become available in the marketplace. There can be no assurance that we  will ever generate increased product revenue or achieve profitability at all or on any substantial basis.

Risks and uncertainties can impact our growth.

There are several risks and uncertainties, including those relating to our ability to raise money and grow our business and potential difficulties in integrating new acquisitions. These risks and uncertainties can materially affect the results predicted. Other risks include the Company’s limited operating history in wind energy, the limited financial resources, domestic or global economic conditions, activities of competitors and the presence of new or additional competition, and changes in federal, prvincial or state laws and conditions of equity markets.

Our future operating results over both the short and long term will be subject to annual and quarterly fluctuations due to several factors, some of which are outside of our control.   of the Company. These factors include but are not limited to fluctuating market demand for our services, and general economic conditions.

Failure to close acquisition opportunity.

We will need to identify, locate, or address replacing current potential acquisitions or strategic alliances with new prospects or initiate other existing available projects that may have been planned for later stages of growth and the Company may therefore not be ready to activate. This process can place a strain on the Company. New acquisitions, business opportunities, and alliances, take time for review, analysis, inspections and negotiations. The time taken in the review activities is an unknown factor, including the business structuring of the project and related specific due diligence factors.

We must submit a competitive bid with respect to the wind power contracts.

    We have and will be continue to  submit applications or bids for wind power contracts to various utilities.  If we secure the contracts and have not accurately calculated the return on investment or the costs to generate the wind energy,  we will not maximize the value of the power contracts.  If potential buyers of our wind parks do not believe that the power contracts are not economically viable or represent minimum profitability, we will not be able to sell these wind farms or if we sell these wind parks,  we will not be able to generate the revenues we expect.

Our acquisitions were not negotiated at arm’s length.

The acquisition of Zero Emission and other projects in which we have an interest were not transactions negotiated at arm’s length.  While we believe that the consideration paid for the acquisitions or investment opportunities, is equivalent to the consideration that would be paid to a third party,  there can be no assurance that in fact we paid fair market value for the acquisitions.   We did not retain an independent analyst to determine the value of any of these acquisitions.

Our Independent Registered Public Accounting Firm has issued a going concern opinion.

Due to our operating losses and deficits, our independent registered public accounting firm in their financial statements have raised substantial doubts about our ability to continue as a going concern.  If we are not able to continue as a going concern, our operations will terminate and any investment in the Company will likely become worthless.

We will need to raise additional capital.

The commercial exploitation of wind power technology will require additional capital.  The development of the wind farm projects will require significant capital infusion.  There is no commitment in place to secure this additional financing. Any equity financing may be dilutive to shareholders, and debt financing, if available, would increase expenses and may involve restrictive covenants. The Company will be required to raise additional capital, at times and in amounts, which are uncertain, especially under the current capital market conditions. Under these circumstances, if the Company is unable to acquire additional capital or is required to raise it on terms that are less satisfactory than desired, it may have a material adverse effect on its financial condition and you will lose your investment.

Our executive officers, board of directors and key employees are crucial to our business, and we may not be able to recruit, integrate and retain the personnel we need to succeed.

Our success depends upon a number of key management, sales, technical and other critical personnel, including our executive officers, our board of directors and key employees with expertise in the industry. The loss of the services of any key personnel, or our inability to attract, integrate and retain highly skilled technical, management, sales and marketing personnel could result in significant disruption to our operations, including our inability or limited success in locating new sites, effectiveness of sales efforts, quality of customer service, and completion of our initiatives, including growth plans and the results of our operations. Any failure by us to find suitable replacements for our key senior management may be disruptive to our operations. Competition for such personnel in the technology industries is intense, and we may be unable to attract, integrate and retain such personnel successfully.

Any revenues from the sale or lease of our wind farms will be subject to fluctuating market prices for energy and capacity.

Any revenues that can be generated by wind farms depend on market prices of energy in competitive energy markets. Market prices for both energy and capacity are volatile and depend on numerous factors outside our control including economic conditions, population growth, electrical load growth, government and regulatory policy, weather, the availability of alternate generation and transmission facilities, balance of supply and demand, seasonality, transmission and transportation constraints and the price of natural gas and alternative fuels or energy sources. These factors will impact the value of our wind farms.

We may fail to establish and maintain strategic relationships.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances.  We may not be able to enter into these strategic partnerships on commercially reasonable terms, or at all.  Even if we enter into strategic alliances, our partners may not attract significant numbers of customers or otherwise prove advantageous to our business.  Our inability to enter into new distribution relationships or strategic alliances could have a material and adverse effect on our business.

There are a small number of wind turbine manufacturers, and increased demand may lead to difficulty in obtaining wind turbines and related components at affordable prices or in a timely manner.

There are only a small number of companies that have the expertise and access to the necessary components to build multi-megawatt class wind turbines. The rapid growth in the aggregate worldwide wind energy industry has created significantly increased demand for wind turbines and their related components that is currently not being adequately satisfied by suppliers. Wind turbine suppliers have had significant supply backlogs in the past, which tend to drive up prices and delay the delivery of ordered wind turbines and components.   If this continues, our wind farms will become less attractive.

The federal government may not extend or may decrease tax incentives for renewable energy, including wind energy, which would have an adverse impact on our development strategy.

Tax incentives offered by the United States and other governments make wind energy an attractive business opportunity.  If these incentives are eliminated or reduced,   our wind farms will be less attractive to prospective purchasers.

Currently, federal tax incentives applicable to the wind energy industry currently in effect include the production tax credit (“PTC”) and business energy investment tax credit (“ITC”) together with accelerated tax depreciation for certain assets of wind farms. The PTC provides the owner of a wind turbine placed in operation before the end of 2012 with a ten-year credit against its federal income tax obligations based on the amount of electricity generated by the wind turbine. The ITC provides a 30% credit in the form of a tax credit for property placed in service before the end of year 2012, or, alternatively, a 30% cash grant from the U.S. Treasury Department if an application is submitted by October 2011. The accelerated depreciation for certain assets of wind farms provides for a five-year depreciable life for these assets, rather than the 15 to 25 year depreciable lives of many non-renewable energy assets, with an additional 50% bonus depreciation allowed for wind energy assets placed in service by the end of 2009.

The PTC and ITC are scheduled to expire on December 31, 2012, and, unless extended or renewed by the U.S. Congress, will not be available for energy generated from wind turbines placed in service after that date. We cannot assure you that current or any subsequent efforts to extend or renew this tax incentive will be successful or that any subsequent extension or renewal will be on terms that are as favorable as those that currently exist. In addition, there can be no assurance that any subsequent extension or renewal of the PTC and/or ITC would be enacted prior to its expiration or, if allowed to expire, that any extension or renewal enacted thereafter would be enacted with retroactive effect. We also cannot assure you that the tax laws providing for accelerated depreciation of wind farm assets will not be modified, amended or repealed in the future. If the federal PTC or ITC are not extended or renewed, or are extended or renewed at lower rates, financing options for wind farms will be reduced and development plans for additional wind farms will be adversely affected.

The effect of probable governmental regulation on the business domestically and in foreign countries may adversely affect our operations.

As we expand our efforts to develop our business, we will have to remain attentive to relevant federal and state regulations. We intend to comply fully with all laws and regulations, and the constraints of federal, state and provincial restrictions could impact the success of our efforts.

Our new business operations and services may become established in multiple states and foreign countries. These jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state and foreign country. New legislation or the application of laws and regulations from jurisdictions in this area could have a detrimental effect upon our business. We cannot predict the impact, if any, that future regulatory changes or developments may have on our business, financial condition, or results of operation.

At this time no regulatory or additional regulatory approvals are necessary and, to the best knowledge of the officers, we have complied with all laws, rules and regulations.

Insufficient transmission capacity might prevent our Ontario projects from realization.

A majority of our projects are located in Ontario, Canada.  We have applied for 15 Feed-In-Tariff contracts( FIT contracts) to the Ontario Power Authority.  On April 8, 2010, we have been notified that we are being awarded a total of seven FIT contracts. Even though we have been awarded a FIT contract, there may not be sufficient transmission capabilities to  connect the project.   In the alternative,  if we move forward with the project,  we will incur significant costs  in improving transmission capacity and by devoting these resources to this project,  our other projects and business plan may be adversely affected.  The remainder of our project applications, a total of 8 projects, have been placed into the Economic Testing Round as a result of limited connection capacity at the point of interconnection proposed in the application to the Ontario Power Authority.

The performance of wind farms is dependent upon meteorological and atmospheric conditions that fluctuate over time.

Identifying suitable locations for our wind farms is critical.  The production of electricity generated by wind farms will be highly dependent on meteorological and atmospheric conditions.

Site selection requires the evaluation of the quality of the wind resources based upon a variety of factors. The wind data gathered on site and data collected through other sources form the basis of wind resource projections for a wind farm’s performance.  Wind resource projections do not predict the wind at any specific period of time in the future. Therefore, even in the event where prediction of a wind farm’s wind resources becomes validated over time, the wind farm will experience hours, days, months and even years that are below wind resource predictions. Wind resource projections may not predict the actual wind resources observed by the wind farm over a long period of time. Assumptions included in wind resource projections, such as the interference between turbines, effects of vegetation and land use, and terrain effects may not be accurate. Wind resources average monthly and average time of day long-term predictions may not be accurate and, therefore, the energy wind farms produce over time may have a different value than forecast.

Operational factors may reduce energy production below projections, causing a reduction in revenue.

The amount of electricity generated by a wind farm depends upon many factors in addition to the quality of the wind resources, including but not limited to turbine performance, aerodynamic losses resulting from wear on the wind turbine, degradation of other components, icing or soiling of the blades and the number of times an individual turbine or an entire wind farm may need to be shut down for maintenance or to avoid damage due to extreme weather conditions. In addition, conditions on the electrical transmission network can impact the amount of energy a wind farm can deliver to the network. These matters could adversely impact the value of our wind farms.

The wind energy industry is extensively regulated and changes in or new regulations or delays in regulatory approval could hurt our business development.

Developing our wind farms will be subject to extensive energy and environmental regulation by federal, provincial, state and local authorities. Delay in obtaining, or failure to obtain and maintain in full force and effect, any of the regulatory approvals we need to develop our wind farms, or delay or failure to satisfy any applicable regulatory requirements, could prevent us from fully implementing our business strategy.

Various state and provincial governments may not extend or may decrease incentives for renewable energy, including wind energy, which would have an adverse impact on our development strategy.

Various types of incentives which support the sale of electricity generated from wind energy presently exist in the United States and Canada.  These incentives can be offered at both the state and provincial level.  We cannot assure you that governmental support for alternative energy sources in the form of RPS programs or RECs recognition and trading will continue at the state or provincial level or that the wind farms that we develop will qualify for such incentives. Any decrease in government   incentives would have an adverse impact on our development strategy.

We will need to locate and develop new sources of wind power in a timely and consistent manner, and failure to do so would adversely affect our operations and financial performance.

Our success in the industry requires additional and continuing development to become and remain competitive.  Subject to available working capital, we expect to make substantial investments in development activities. Our future success will depend, in part, on our ability to continue to locate additional wind power sites. Developing a wind farm site is dependent upon, among other things, acquisition of rights to parcels of property and receipt of required local, state and federal permits.   This development activity will require continued investment in order to maintain and grow our market position. We may experience unforeseen problems in our development endeavors. We may not achieve widespread market acceptance of our wind farms.  We may not meet some of these requirements or may not meet them on a timely basis. We may modify plans for the development of a wind farm. We will typically incur substantial expense in the development of wind farms. Many of these expenses, including obtaining permits and legal and other services, are incurred before we can determine whether a site is environmentally or economically feasible. After such a determination is made, significant expenses, such as environmental impact studies, are incurred. A number of factors are critical to a determination of whether a site will ultimately be developed as a wind farm including changes in regulatory environment, changes in energy prices, community opposition, failure to obtain regulatory and transmission approvals and permits. These factors could materially affect our ability to forecast operations and negatively affect our stock price, results of operations, cash flow and financial condition.

The number of desirable sites available for the development of wind farms is limited, and our inability to identify or acquire sites will limit our ability to implement our development strategy.

Wind farms can be built only in regions with suitable wind conditions. In addition, certain constraints must be taken into account in connection with the development of each wind farm. These include topographic constraints, landowners’ willingness to grant access to their land, connection capacities of the local transmission network and regulatory constraints associated with the proximity to housing, airports or protected sites.

If we cannot locate sufficient available sites on which to develop wind farms, it could have a material adverse effect on our business, results of operations, financial condition, or on our ability to implement our business strategy.

We will face competitive pressures from a variety of competitors.

We are a small company, and we will be operating in a highly competitive market, and this competition may accelerate in the future. In both Canada and the United States, large utility companies dominate the energy production industry and coal continues to dominate as the primary resource for electricity production followed by other traditional resources such as nuclear, oil and natural gas. We expect that primary competition for the wind power industry will continue to come from utility company producers of electricity generated from coal and other non-renewable energy sources. Within the wind power market itself, there is also a high degree of competition, with growth opportunities in all sectors of the industry regularly attracting new entrants.

There are a limited number of sites desirable for wind farms and a limited supply of wind turbines and other related equipment necessary to operate wind farm facilities. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of wind farms.  Current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties that enhance their ability to address the needs of our prospective customers. It is possible that new competitors or alliances among competitors may emerge and rapidly gain significant market share. This would in turn reduce our ability to develop wind farms.

Access to, availability and cost of transmission networks are critical to development of wind farms; failure to obtain sufficient network connections for future wind farms would adversely affect our operations and financial performance.

Wind farm operators will be dependent on electric transmission facilities owned and operated by third parties to deliver the electricity.  To the extent that these facilities are not readily available, the value of our wind farms will be adversely affected.  The capacity of the local transmission network may be limited or constrained, and the owner of the network may not allow wind farm operators to interconnect without first constructing the system upgrades that the owner requires. For this reason, we may be required to pay some or all of the costs of upgrading the existing transmission facilities to support the additional electricity that a wind farm will be delivering into the network. The location of a wind farm in a particular area therefore depends significantly on whether it is possible to interconnect with the transmission network at a reasonable cost. Many wind farms are located in remote areas with limited transmission networks where intense competition exists for access to, and use of capacity on, the existing transmission facilities. We cannot assure you that we will obtain sufficient network connections for future wind farms within planned timetables and budgetary constraints.

Wind farms are required to meet certain technical specifications in order to be connected to the transmission network. If any wind farm does not meet, or ceases to comply with, these specifications, we will not be able to connect, to or remain connected, to the transmission network. We may also incur liabilities and penalties, including disconnection from the network, if the transmission of electricity by one or more of wind farms does not comply with applicable technical requirements. In the agreements with respect to connecting to the existing electricity transmission network between wind farms and the applicable transmission owner or operator, the transmission owner or operator retains the right to interrupt or curtail our transmission deliveries as required in order to maintain the reliability of the transmission network. We cannot assure you that our wind farms will not be adversely impacted by any such interruption or curtailment.

Public opposition toward wind farms may make it more difficult to obtain the necessary permits and authorizations required to develop or maintain a wind farm.

Public attitude towards aesthetic and environmental impacts of wind energy projects impacts the ability to develop our wind farms. In many localities, the environmental impact review process ensures a role for concerned members of the public that can lead to changes in design or layout, extensive impact mitigation requirements, or even the rejection of a project. In such areas, local acceptance is critical to the ability to obtain and maintain necessary permits and approvals. We cannot assure you that any wind farm projects under development will be accepted by the affected population. Public opposition can also lead to legal challenges that may result in the invalidation of a permit or, in certain cases, the dismantling of an existing wind farm as well as increased cost and delays. Reduced acceptance of wind farms by local populations, an increase in the number of legal challenges or an unfavorable trend in the outcome of these challenges could prevent us from achieving our plans, which, in turn, could have a material adverse effect on our business, results of operations and financial condition.

There is an absence of historical price data that you can use to evaluate the likely success of our business model.

There is an absence of historical price data that you can use to assess the likelihood that we will be able to recoup the costs of developing the wind parks.  In addition, factors beyond our control may impact our operations including:

▪	a decrease in prices of other sources of electricity, which would make electricity prices from those other sources more competitive with our wind-powered electricity generating stations,

▪
additional supplies of electric energy becoming available from our current competitors or new market entrants, including the development of new generation facilities that may be able to produce energy less expensively than our wind-powered electricity generating stations,

▪	additional supplies of energy or energy-related services becoming available if there is an increase in physical transmission capacity into the power pool,

▪	the extended operation of nuclear generating plants located in adjacent markets or the resumption of generation by nuclear facilities that are currently out of service,

▪	weather conditions prevailing in the province of Ontario where the wind power will be generated initially,

▪	the possibility of a reduction in the projected rate of growth in electricity usage as a result of factors such as regional economic conditions and the implementation of conservation programs, and

▪	our ability to negotiate successfully and enter into advantageous contracts for sales of our electric energy.

We have no patent protection on our products.

We have no patents on our products relating to the generation of wind energy. There is no assurance that our products will not infringe upon patents or technologies owned by others. We do not consider a grant of patents essential to the success of our business.

Our operating results may be adversely affected by the uncertain geopolitical environment and unfavorable factors affecting economic and market conditions.

Adverse factors affecting economic conditions worldwide have contributed to a general inconsistency in the power industry and may continue to adversely impact our business, resulting in:

▪	reduced demand for electricity as a result of a decrease in spending by customers and potential customers

▪	increased price competition for electricity, and

▪	higher overhead costs as a percentage of revenues.

Terrorist and military actions may continue to put pressure on economic conditions. If such an attack should occur or if the economic and market conditions could  deteriorate as a result of a terrorist attack, we may experience a material adverse impact on our business, operating results, and financial condition as a consequence of the above factors or otherwise.

It is unlikely that we will be able to sustain profitability in the future.

We have incurred significant losses to date and there can be no assurance that we will be able to reverse this trend.  Even if we are able to successfully launch our new business, there can be no assurance that we will be able to generate revenues to operate profitably.

If we cannot satisfy our debt obligations, we may lose several of our projects.

In connections with a recent financing, investors were granted  security interests in nine of our Ontario projects (the “Secured Projects”).  If we cannot satisfy the terms and conditions of the financing agreements, investors could foreclose on these security interests in which case we would lose these Secured Projects.

Security interests in our Projects may restrict our ability to sell or develop the Projects.

The Secured Projects  are covered by a blanket security interest.  If we wish to sell any of these Projects,  our creditors may not release the security interest without payment in full  of the outstanding obligations.   Similarly,   financing on any of these projects will be difficult and/or more costly as lenders will not have a first lien on the Projects.

We may not be able to secure releases for all secured lenders.

We have granted security interests to multiple lenders.  Any lender may refuse to execute a release on any of the Secured Projects even if agreed to by other secured lenders.   In such case, our ability to sell or secure financing will be limited

RISKS RELATED TO OUR EQUITY CREDIT LINE AND COMMON STOCK

We are registering an aggregate of 3,000,000 shares of common stock to be issued under the Equity Line of Credit.  The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of  3,000,000 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Line of Credit.  These shares may be sold  into the public market by Kodiak or a transferee thereof.   As of April 8, 2010 there were 27,049,046 shares of our common stock issued and outstanding.

Assuming we utilize the maximum amount available under the Equity Line of Credit, existing stockholders could experience substantial dilution upon the issuance of common stock.

Our Equity Line of Credit with Kodiak contemplates the potential future issuance and sale of up to $10,000,000 of our common stock to Kodiak subject to certain restrictions and obligations.  We are limiting this registration statement to $3 million of our common stock. The following table is an example of the number of shares that could be issued at various prices assuming we utilize the maximum amount remaining available under the Equity Line of Credit.

 The following table should be read in conjunction with the footnotes immediately following the table:

Price Per share(1)	No of shares issuable (2)	Shares Outstanding after issuance (3)	Percent of Shares outstanding (4)
$1.00	3,000,000	30,049,046	11.1%
$0.50	6,000,000	33,049.046	22.2%
$1.50	2,250,000	29,299,046	8.3%
$2.00	1,500,000	28,549,046	5.5%

(1)	Represents 95% of the volume weighted price per share.

(2)	Represents the number of shares issuable if the entire remaining commitment of $3,000,000 under the Equity Line of Credit were drawn down at the indicated purchase prices.

(3)	Based on 27,049,046 shares of common stock outstanding as of April 8, 2010.

(4)
Percentage of the total outstanding shares of common stock after the issuance of the shares indicated, without considering any contractual restriction on the number of shares the selling stockholder may own at any point in time or other restrictions on the number of shares we may issue.

A decline in the price of our common stock will require us to issue a significantly larger number of shares of our common stock.

The number of shares that Kodiak will receive under its agreement with us is calculated based upon the market price of our common stock prevailing at the time of each "put". The lower the market price, the greater the number of shares issuable under the agreement. Upon issuance of the shares, to the extent that Kodiak will attempt to sell the shares into the market, these sales may further reduce the market price of our common stock. This in turn will increase the number of shares issuable under the agreement. This may lead to an escalation of lower market prices and ever greater numbers of shares to be issued. A larger number of shares issuable at a discount to continuously  declining stock price will expose our shareholders to greater dilution and a reduction of the value of their investment.

Short sales of our common stock could result in further price declines.

The sale of our stock under the Kodiak agreement could encourage short sales by third parties, which could contribute to the future decline of our stock price and materially dilute existing stockholders' equity and voting rights. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased number of shares of stock or if we have not performed in such a manner to show that the equity funds raised will be used by us to grow. Such an event could place further downward pressure on the price of our common stock. Even if we use the proceeds under the agreement to increase our revenues and / or invest in assets, which are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock that is issuable pursuant to the Investment Agreement will increase, which will materially dilute existing stockholders' equity and voting rights.

Kodiak will pay less than the then-prevailing market price for our common stock.

The common stock to be issued to Kodiak pursuant to the Investment Agreement will be purchased at a five percent discount to the lowest closing “best bid” price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Kodiak of our election to put shares pursuant to the Investment Agreement.  Kodiak has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price.  If Kodiak sells the shares, the price of our common stock could decrease.  If our stock price decreases, Kodiak may have a further incentive to sell the shares of our common stock that it holds.

There may not be sufficient trading volume in our common stock to permit us to generate adequate funds from the exercise of our put.

The Investment Agreement provides that the dollar value that we will be permitted to put to Kodiak will be either:

▪
200 percent of the average daily volume (U.S. market only) of our common stock for the three Trading Days prior to the applicable Put Notice Date, multiplied by the average of the three daily closing prices immediately preceding the Put Date; or

▪	$1,000,000.

If the average daily trading volume in our common stock is too low, it is possible that we would only be permitted to exercise a put for $1,000,000, which may not provide adequate funding for our planned operations.

Although publicly traded, our common stock has substantially less liquidity than the average trading market for a stock quoted on other national exchanges, and our price may fluctuate dramatically in the future.

Although  the  Company's   common  stock  is  listed  for  trading  on  the Over-the-Counter  Electronic  Bulletin  Board,  the trading market in the commons stock has  substantially  less  liquidity  than the average  trading  market for companies  quoted on other  national  stock  exchanges and our price may fluctuate dramatically.  A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time.  This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Due to limited trading volume, the market price of the Company's common stock may fluctuate significantly in the future, and these fluctuations may be unrelated to the Company's performance. General market price declines or overall market  volatility  in the  future  could  adversely  affect  the  price  of the Company's  common stock,  and the current  market price may not be indicative of future market prices.

The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of net revenues which could lead to wide fluctuations in our share price.  The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.   The volatility in our share price is attributable to a number of factors.  First, the shares of our common stock are sporadically and/or thinly traded.  As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our products and services.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that current trading levels will continue.

Shares eligible for future sale by our current stockholders may adversely affect our stock price.

The sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock, including shares issued under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

Our issuance of additional common stock in exchange for services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our common stock.

Our board of directors may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as our board may deem relevant at that time.  We have issued shares of our common stock in payment for services in the past.  It is likely that we will issue additional securities to pay for services and reduce debt in the future.  It is possible that we will issue additional shares of common stock under circumstances we may deem appropriate at the time.

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its price or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We may issue additional common shares in the future which would dilute the outstanding shares.

The prices at which we sell these securities and other terms and provisions will depend on prevailing market conditions and other factors in effect at that time, all of which are beyond our control.

We may need to raise additional capital.  If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

We may need to secure adequate funding.  If we are unable to obtain adequate funding, we may not be able to successfully develop and market our proposed products and our business will most likely fail.  We do not have commitments for additional financing, other than the Investment Agreement with Kodiak.  To secure additional financing, we may need to borrow money or sell more securities, which may reduce the value of our outstanding securities.  We may be unable to secure additional financing on favorable terms or at all.

Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders.  If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility.  If we are unable to obtain adequate financing, we may have to curtail business operations, which would have a material negative effect on operating results and most likely result in a lower stock price.

An active trading market in our shares may not be sustained.

Although our shares of common stock are quoted for sale on the OTC Bulletin Board, currently there is only a limited trading market in our shares.  An active trading market in our shares may not be sustained.  Factors such as those discussed in this “Risk Factors” section may have a significant impact upon the market price of the securities to be distributed by us.  Many brokerage firms may not be willing to participate in transactions in a security if a low price develops in the trading of the security.  Even if a purchaser finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price.  Further, many lending institutions will not permit the use of our securities as collateral for any loans.

If we fail to remain current in our reporting requirements, we could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current in our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our common stock is limited, which make transactions in our stock cumbersome and may reduce the investment value of our stock.

Our shares of common stock are “penny stocks” because they are not be registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require:

▪	That a broker or dealer approve a person’s account for transactions in penny stocks; and

▪	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

▪	Sets forth the basis on which the broker or dealer made the suitability determination; and

▪	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

▪	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

▪	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

▪	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

▪	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

▪
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the United States Securities and Exchange Commission (the “SEC”).  We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our shares of common stock, which could adversely affect the market price of our shares of common stock.

We may require additional financing to fund future operations, including expansion in current and new markets, programming development and acquisition, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies.  We may not be able to obtain financing on favorable terms, if at all.  If we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of the holders of shares of common stock, which could adversely affect the market price and the voting power of shares of our common stock.  If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of the holders of shares of common stock, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us.

We may have difficulty raising necessary capital to fund operations as a result of market price volatility for our shares of common stock.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies.  For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.  If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new technologies and to expand into new markets.  The exploitation of our technologies may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the Securities and Exchange Commission, which is known as “incorporation by reference.”

This registration statement, the accompanying prospectus and the information incorporated by reference herein and therein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).   Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements.

The risks and uncertainties of our business, including those discussed under the section entitled “Risk Factors”  could cause our actual results and expectations to differ materially from the anticipated results or other expectations expressed in any forward-looking statements. Words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements might include one or more of the following:

▪	anticipated results of financing activities;

▪	anticipated licensing or other agreements;

▪	anticipated litigation results;

▪	anticipated research and product development results;

▪	descriptions of plans or objectives of management for future operations,

▪	products or services;

▪	forecasts of future economic

▪	performance; and

▪	descriptions or assumptions underlying or relating to any of the above items.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to Document Security Systems or to any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. We do not undertake to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, other than to reflect a material change in the information previously disclosed, as required by applicable law. You should review our subsequent reports filed from time to time with the SEC on Forms 10-K, 10-Q and 8-K and any amendments thereto. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock offered by Kodiak.  However, we will receive proceeds from the sale of our common stock to Kodiak pursuant to the Investment Agreement.  The proceeds from our exercise of the put option pursuant to the Investment Agreement will be used for working capital and general corporate expenses.

We propose to expend these proceeds as follows:

Use of Proceeds	If we “put” 100% of available line.	If we “put” 50% of our available line.
Gross proceeds	$3,000,000	$1,500,000
Project Acquisitions	$1,252,500	626,000
Project Development Costs	$1,530,000	765,000
General Working Capital	$217,500	108,750

The actual amount that we spend in connection with each of the intended uses of proceeds may vary significantly from the amounts specified above, and will depend on a number of factors, including those described in the “Risk Factors” section  of this prospectus.

MARKET FOR  OUR COMMON EQUITY AND
RELATED SHAREHOLDER MATTERS

Market Information

Our common stock trades on the NASDAQ Over-the-Counter-Bulletin Board under the symbol ("WWPW"). There is a very limited market for our common stock, with very limited trading activities. Until July 6, 2006, there was no posted bid or ask price for our common stock. The reported bid quotations reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

The high and low bid price for those periods in which quotes are available is set forth below:

	HIGH*	LOW*
Through May 4, 2010	$0.72	$0.53

2009

First Quarter	$0.50	$0.10
Second Quarter	$0.51	$0.20
Third Quarter	$1.02	$0.17
Fourth Quarter	$1.41	$0.55

2008

First Quarter	$1.80	$0.60
Second Quarter	$1.50	$0.60
Third Quarter	$0.70	$0.30
Fourth Quarter	$0.40	$0.10

*The price of the common stock has been adjusted to reflect a 10:1 reverse split of our common stock in June 2009.

Dividends

Holders of our common stock are entitled to receive such dividends as our board of directors may declare from time to time from any surplus that we may have. We have not paid dividends on our common stock since the date of our incorporation and we do not anticipate paying any common stock dividends in the foreseeable future. We anticipate that any earnings will be retained for development and expansion of our businesses and we do not anticipate paying any cash dividends in the foreseeable future. Future dividend policy will depend upon our earnings, financial condition, contractual restrictions and other factors considered relevant by our Board of Directors and will be subject to limitations imposed under Nevada law.

Equity Compensation Plans

2007/08 Stock INCENTIVE AND COMPENSATION PLAN

We have approved the 2007/08 Stock Incentive and Compensation Plan  (the “Plan”). The purpose of the Plan is to enhance the profitability and value of  the Company for the benefit of its stockholders by enabling the Company to attract, retain and reward directors, employees and consultants (collectively, “Participants”) and strengthen the mutuality of interests between such persons and the Company’s stockholders.

Awards

Pursuant to the Plan, the Company may issue non-qualified stock options (“Non-Qualified Stock Options”), incentive stock options (“Incentive Stock Options”, together with Non-Qualified Stock Options referred to herein as “Stock Options”), stock appreciation rights (“Stock Appreciation Rights”), restricted stock (“Restricted Stock”) and registered stock (“Registered Stock”), (collectively, the “Awards”) to eligible Participants.

All employees of and consultants to the Company and its affiliates are eligible to be granted Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and Registered Stock. All employees and directors of the Company and its affiliates are eligible to be granted Incentive Stock Options.

The aggregate number of shares of Common Stock which may be issued under the Plan with respect to which Awards may be granted shall not exceed 6,000,000 shares of Common Stock.  The number of shares of our common stock authorized under the Plan was not required to be adjusted as a result of our 10:1 Reverse Stock Split. As of February 28,  2010  we have issued a total of  3 million shares of our common stock and one million options exercisable at $0.85 per share  of our common stock under the Plan to our officers, directors and consultants.

If any Stock Option or Stock Appreciation Right granted under the Plan expires, terminates or is cancelled for any reason without having been exercised in full or, with respect to Stock Options, the Company repurchases any Stock Option, the number of shares of Common Stock underlying the repurchased Stock Option, and/or the number of shares of Common Stock underlying any unexercised Stock Appreciation Right or Stock Option shall again be available for the purposes of Awards under the Plan.

 Administration

The Plan is administered and interpreted by a Committee (“Committee”) appointed by the Board of Directors, or if no Committee, by the Board of Directors. The Company expects the Plan will be administered by the newly formed Compensation Committee. The Committee has full authority, among other things, to: (a) select the eligible employees and consultants to whom Stock Options, Stock Appreciation Rights, Restricted Stock or Registered Stock may from time to time be granted; (b) determine, in accordance with the terms of the Plan, the number of shares of Common Stock to be covered by each Award to an eligible employee or consultant granted; and (c) determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Stock Option or other Award, and the Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion.

Stock Options

The option price per Common Stock purchasable under an Incentive Stock Option shall not be less than 100% of the fair market value of the Common Stock at the time of grant. For the purposes of the Plan, the “fair market value” means: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on such date, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be otherwise determined, such price as the Committee shall determine, in good faith, based on reasonable methods set forth under Section 422 of the Code.

The purchase price of shares of Common Stock subject to a Non-Qualified Stock Option shall be determined by the Committee.

The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted.

Stock Awards

Shares of Restricted Stock or Registered Stock may be issued to eligible employees or consultants either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock or Registered Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.  The purchase price of Restricted Stock shall be fixed by the Committee. The purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law. The Participant shall not be permitted to transfer shares of Restricted Stock awarded under the Plan during a period set by the Committee.

Tandem Stock Appreciation Rights

Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock equal in value to the excess of the fair market value of one share of Common Stock over the option price per share specified in the Reference Stock Option multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

Non-Tandem Stock Appreciation Rights

Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan (“Non-Tandem Stock Appreciation Rights”).  The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than ten (10) years after the date the right is granted.

Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant.  Subject to such terms and conditions, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

Upon the exercise of a Non-Tandem Stock Appreciation Right, a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock equal in value to the excess of the fair market value of one share of Common Stock on the date the right is exercised over the fair market value of one (1) share of Common Stock on the date the right was awarded to the Participant.

Transfer of Awards

No Stock Option or Stock Appreciation Right granted shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution. All Stock Options and all Stock Appreciation Rights granted to Participants shall be exercisable, during the Participant’s lifetime, only by the Participant. Tandem Stock Appreciation Rights shall be transferable, to the extent permitted, only with the underlying Stock Option. Shares of Restricted Stock may not be transferred prior to the date on which shares are issued, or, if later, the date on which any applicable restriction period lapses.

Termination of Employment

Generally, unless otherwise determined by the Committee at grant, if a Participant is terminated for cause, any Stock Option held by such Participant shall thereupon terminate and expire as of the date of termination. Unless otherwise determined by the Committee at grant, any Stock Option held by a Participant:

(i)
on death or termination of employment or consultancy by reason of disability or retirement may be exercised, to the extent exercisable at the Participant’s death or termination, by the legal representative of the estate or Participant as the case may be, at any time within a period of one (1) year from the date of such death or termination;

(ii)
on termination of employment or consultancy by involuntary termination without cause or for good reason  may be exercised, by the Participant at any time within a period of ninety (90) days from the date of such termination; or

(iii)
on termination of employment or consultancy by voluntary termination but without good reason and occurs prior to, or more than ninety (90) days after, the occurrence of an event which would be grounds for termination by the Company for cause, any Stock Option held by such Participant may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of thirty (30) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

Amendments to the Plan

The Board may at any time amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate the Plan entirely. Provided, however, that, unless otherwise required by law or specifically provided in the Plan, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company, if and to the extent required by the applicable provisions of Rule 16b-3 of the 1934 Act or, if and to the extent required, under the applicable provisions of the Code, no amendment may be made which would, among other things: increase the aggregate number of shares of Common Stock that may be issued under the Plan; change the classification of Participants eligible to receive Awards under the Plan; decrease the minimum option price of any Stock Option; extend the maximum option period; change any rights under the Plan with regard to non-employee directors; or require stockholder approval in order for the Plan to continue to comply with the applicable provisions.

CAPITALIZATION

As of  April 8, 2010 we had 27,049,046 shares of common stock issued and outstanding.   If we issue the 3,000,000 shares of common stock being registered, we will have 30,049,046 shares of common stock issued and outstanding.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS  OF OPERATIONS

The following discussion reflects our plan of operation. This discussion should be read in conjunction with our audited financial statements for the year ended June 30, 2009 and our unaudited financial statements for the quarter ended December 2009 which are attached to this prospectus.  This discussion contains forward-looking statements, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties.  Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors.”

Overview

Our goal is to develop wind farms in Canada, the United States and in Europe.  Our ability to develop these wind farms will be subject to our ability to secure financing.  Federal, state, provincial and local rules and regulations may impact our ability to implement our business strategy.  Tax incentives will also play a critical role in implementing our business strategy.  Our plan of growth is to capitalize on the growing demand for renewable energy sources.

Seasonality

We do not believe that our business is seasonal in nature.  Although energy demands will vary, if we  are successful in developing our wind farms,  we do not believe that fluctuating energy demands will impact our business.

Impact of Inflation

General inflation in the economy will  increase our operating expenses.   We will endeavor to reduce costs and streamline operations.   While we are subject to inflation as described above, our management believes that inflation currently does not have a material effect on our operating results.  However, inflation may become a factor in the future.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires us to make judgments, assumptions and estimates that affect the amounts reported.  Note A of Notes to Financial Statements describes the significant accounting policies used in the preparation of the financial statements.  Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations.  Specifically, critical accounting estimates have the following attributes:

▪	We are required to make assumptions about matters that are highly uncertain at the time of the estimate; and

▪	Different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty.  We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances.  These estimates may change as new events occur, as additional information is obtained and as our operating environment changes.  These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known.  Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations.

In preparing our financial statements to conform to accounting principles generally accepted in the United States, we make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes.  These estimates include useful lives for fixed assets for depreciation calculations and assumptions for valuing options and warrants.  Actual results could differ from these estimates.

Comparison of Operating Results for the Six Months ended December 31,  2009 and 2008 and from November 20, 2002 (“Inception”) to December 31, 2009.

Revenues

Our focus continues to be the development of wind energy parks.  During the second quarter of 2008, we were an exploratory mining company.  With different lines of business,  it will be difficult for you to compare operating results and expenses.

We have not earned any revenues from either our mining or wind power projects.  All of our revenues to date represent interest income which we have earned as a result of our cash holdings.  Monies are deposited in interest bearing accounts.    Our cash holdings were generated from the sale of our securities.  Most of this cash has been used in operations and as a result interest income for the three and six months ended December 31, 2009 and 2008 was nominal.  Total interest income since inception was $12,557.

Operating Expenses

For the three and six months ended December 31, 2009 our operating expenses totaled $6,224,054 and $8,162,061 as compared to $62,106 and $173,138 for the three and six months ended December 31, 2008.  Total operating expenses since inception were $15,497,752.  The primary reason for the significant increase in our operating expenses is directly attributable to an increase in stock based compensation from $62,106 and $159,064 for the three and six months ended December 31, 2008 to $5,128,293 and $6,991,644 for the comparable periods in 2009.  Total stock based compensation since inception totaled $7,173,332.

With a new business plan we engaged consultants and other specialists in the alternative energy field.  We did not have sufficient cash to pay these individuals for their services and determined that it would be in the best interests of the Company to compensate these people with shares of our Common Stock.   In addition, certain of our officers and directors were issued shares of our common stock in lieu of cash compensation.

For the three and six months ended December 31, 2009, project development costs related to the wind farms totaled $979,324.  We did not have similar expenses in 2008.

With the acquisition of Zero Emission and a new business focus, advertising became critical for prospective joint venture partners and the business community.  Advertising expenses for the three and six months ended December 31, 2009 totaled $37,049 and $39,776 as compared to $703 and $1,372 during the comparable periods in 2008.  Total advertising and marketing fees since inception totaled $114,696.

With changes to our business plan, acquisitions, financings and regulatory compliance matters, professional fees for the three and six months ended December 31, 2009 totaled $49,931 and $85,536 as compared to $(309) and $8,950 in 2008.  Total professional fees since inception were $384,054.

With changes to our business plan, we will no longer incur any exploration or geology expenses.  As a result of the Company relinquishing its 70% earned interest in the Cerro Gordo joint venture property with EXMIN Resources, EXMIN waived the debt due and owing on the property resulting in a  $(39,866) recovery charge.  Since inception, exploration and geology costs totaled $1,606,467.

All other line item expenses that we incurred for the quarter ended December 31, 2009 represented less than 1% of our total expenses for the year.

Net Income (loss)

Our Net Loss from operations for the three and six months ended December 31, 2009 totaled $(6,224,051) and $(8,162,028) as compared to $(62,093) and $(173,085) in 2008.  Losses since inception totaled $(15,485,195).  The reason for the significant increase in our quarterly loss is attributable to a significant increase in stock based compensation.

Net Loss per share for the three and six months ended December 31, 2009 and 2008 was $(0.25) and $(0.44) as compared to $(0.01) for the three and six months ended December 31, 2008.

We will require additional capital to fully implement our business plan or to exercise any outstanding options.  There can be no assurance that we will be able to secure additional capital or if available, on commercially acceptable terms.  Until such time as we can fully implement our business plan, that we are awarded wind power contracts and develop our wind farms, it is unlikely that we will be able to reverse our continuing losses in which case an investor lose their entire investment.

Liquidity and Capital Resources

Assets and Liabilities

At December 31, 2009 we had cash and cash equivalents totaling $68,545, and prepaid expenses totaling $7,793 as compared to cash totaling $28,606 and prepaid expenses of $11,290 at June 30, 2009. The increase in our cash reserves is directly attributable to equity financing that we secured during our last fiscal quarter.

Total current assets at December 31, 2009 were $76,836 as compared to $40,373 at June 30, 2009.  Our fixed assets (inclusive of our wind projects) at December 31, 2009 totaled $2,413,314_ as compared to $4,667 at June 30, 2009. Total assets at December 31, 2009 were $2,490,150 as compared to $45,040 at June 30, 2009.

Our current liabilities at December 31, 2009 totaled $2,986,136 consisting of accounts payable totaling $2,030,540 and short term loans totaling $955,596 as compared to $198,499 at June 30, 2009 consisting of primarily of accounts payable totaling $73,731 and subscription payables totaling $88,500.

We have a working capital deficit   at December 31, 2009 (current assets less current liabilities) of $2,909,301 as compared to a working capital deficit of $158,126 at June 30, 2009.   Unless we secure additional funding to meet our short term capital requirements, there can be no assurance that we will be able to implement our business plan. If we are unable to pay our liabilities as they become due, and our creditors are not willing to defer payments,  we may be required to secure protection from creditor claims.

Off-Balance Sheet Arrangements

We are not currently a party to, or otherwise involved with, any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

The term disclosure controls and procedures means controls and other procedures of an issuer that are designed to ensure that information required to be disclosed by the issuer in the reports that it files or submits under the Exchange Act (15 U.S.C. 78a,  et seq. ) is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

The term internal control over financial reporting is defined as a process designed by, or under the supervision of, the issuer’s principal executive and principal financial officers, or persons performing similar functions, and effected by the issuer’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

▪	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the issuer;

▪
Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the issuer are being made only in accordance with authorizations of management and directors of the issuer; and

▪
Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the issuer’s assets that could have a material effect on the financial statements.

Our management, including our chief executive officer and chief financial officer, does not expect that our disclosure controls and procedures or our internal controls over financial reporting will prevent all error and all fraud.  A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.  Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs.  Because of inherent limitations in all control systems, internal control over financial reporting may not prevent or detect misstatements, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Evaluation of Disclosure and Controls and Procedures.  Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act.  Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States.  We carried out an evaluation, under the supervision and with the participation of our management, including our chief executive officer and chief financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report.  The evaluation was undertaken in consultation with our accounting personnel.  Based on that evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures are currently effective to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.  As we develop new business or if we engage in an extraordinary transaction, we will review our disclosure controls and procedures and make sure that they remain adequate.

Changes in Internal Controls over Financial Reporting.  There were no changes in the internal controls over our financial reporting that occurred during the period covered by this report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

This prospectus does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting.  Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit us to provide only management’s report in this prospectus.

Stock-Based Compensation

As of July 1, 2009, we adopted the provisions of SFAS No. 123(R), Accounting for Stock-Based Compensation (“SFAS 123(R)”), which requires companies to recognize compensation cost for stock-based awards based on the estimated fair value of the award on date of grant.  We measure compensation cost at the grant date based on the fair value of the award and recognize compensation cost upon the probable attainment of a specified performance condition or over a service period.  We use the  Black-Scholes  option valuation model to calculate the fair value disclosures under SFAS 123(R).  In calculating this fair value, there are certain assumptions that we use consisting of the expected life of the option, risk-free interest rate, dividend yield, volatility and forfeiture rate.  The use of a different estimate for any one of these components could have a material impact on the amount of calculated compensation expense.

For common stock issued for services,  we apply the provisions of EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services  and EITF 00-18,  Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees .  Together, EITF 96-18 and 00-18 address when an entity should measure the fair value of its equity instruments that it grants to non-employees in connection with an arrangement for goods or services and the method employed for recognition of the related expense.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

BUSINESS

Our business strategy is to pursue opportunities in the alternative energy field with a particular emphasis on wind energy. We intend to develop wind farms  We will assemble land packages (“Wind Farms”), secure requisite environmental permitting, provide wind testing for a one year period  by erecting towers to measure wind speed.  Subject to favorable wind testing results, we will then apply for a power contract for the number of megawatts (MW) that our land position will allow. Once we secure power contracts,  we believe that we will be able to lease or sell the Wind Farms to operating utility companies or companies desiring to purchase wind turbines and erect the necessary power lines.

We are no longer pursuing mining activities in North America

In order to implement this new business plan, new officers and directors have been appointed. We   entered into a joint venture agreement and option agreement with   Zero Emission People LLC, (“Zero Emission”) an entity controlled by Ingo Stuckmann, our recently appointed chief executive officer.  After further evaluating opportunities in wind energy, our board of directors proposed that we acquire all of the outstanding equity interests in Zero Emission.  In furtherance thereof, we signed a share exchange agreement with Zero Emission which provides in part for Wind Works to acquire all of the issued and outstanding equity interest of Zero Emission in consideration for the issuance of a total of 31 million shares of our common stock.  The shares will be issued pursuant to the following schedule:

▪	5,000,000 shares of common stock on January 15, 2010

▪	9,000,000 shares of common stock on August 15, 2010

▪	9,000,000 shares of common stock on August 15, 2011

▪	8,000,000 shares of common stock on August 15, 2012

Closing of the transaction will be subject to delivery of audited financial statements and  compliance with applicable state and federal statutes. Closing Date was January 31, 2010.

Zero Emission owns equity interests in wind energy projects in Canada and the United States.  Through its years of experience, we hope to capitalize on the expertise and strategic alliances that Zero Emissions has forged to date.

The development of a wind farm involves many steps and can take years before coming to fruition.  Development in this context means the securing and maintenance of land sites for the proposed turbine locations by ways and according to the terms of the respective land lease or easement agreements, planning and conducting of all necessary environmental studies  such as environmental screenings, noise assessments, visual assessments and avian and floral assessments assemblance  which is  required for the Environmental approval.   Environmental approval is necessary to obtain  building permit for the wind farms. Further  development encompasses liaison with various Aboriginal and First Nations groups as well as consultations with provincial and federal agencies in order to obtain any permits that may be required for any such project.

In addition to  environmental approval and consultations we have to engage in the planning and commissioning of all technical reports and engineering drawings and layouts of the planned projects in regards to the construction of the actual wind farm and any auxiliary structures such as transmission lines that are necessary to operate the wind farm.
Wind energy engineers must prepare a three stage site implementation program

The first stage of the program involves locating the ideal placement for the wind turbines and determining which type of wind turbine can provide the optimal results for the wind farms.  The second stage of the program involves building access roads to the property and constructing transmission lines which can be connected to the power grid.  The final stage of the site  implementation program is determining the final yield assessment which occurs after a power purchase agreement is signed with a local utility.

After we have secured the required licensing, and paid any required fees  we intend to secure power contracts with local utilities.    At this time, we do not intend to become a wind energy producer.  Rather, we will develop the wind park for sale to wind energy producers.   Our business model is to assemble a land package, secure regulatory approval,  provide  engineering studies,  build the required infrastructure and finally enter into power purchase agreements with local utilities.  When we sell our wind farms, we will be offering buyers a complete turnkey package.  Purchasers will be required to purchase the wind turbines.  Following the installation of the wind turbines, purchasers will then be able to sell wind power electricity pursuant to the terms and conditions of the power purchase agreements.

Following is a brief description of the Company’s wind projects.

1.
Grey Highlands Wind Park: WWPC holds 100% interest the Grey Highlands Project. The Grey Highlands Wind Park project is a 10 MW* project 25kms south of Georgian Bay, Ontario, Canada which is an area that benefits from the westerly winds crossing from Lake Huron.  Annual mean wind speeds are modeled at over 6.5 meters per second at an 80 meter hub height, modeled meaning a finding based on data as per the Canadian Wind Atlas for that area . The project area has been secured by the execution of option and surface lease agreements with various landowners. Environmental studies are near completion. The company submitted an application for the FIT Power Purchase Contract fixed at a basic rate of C$135.00/MWh, that can potentially be increased to C$145.00/MW under certain conditions (community or aboriginal price adder), over a 20-year term on November 30, 2009. WWPC was notified on April 8, 2010 that the Grey Highlands project will be awarded a FIT contract by the Ontario Power Authority. **

2.
Snowy Ridge Wind Park: WWPC holds a 100% interest in the Snowy Ridge Project. Snowy Ridge Wind Park Project is a 10 MW project in the vicinity of the village of Bethany, Ontario.  The project has been developed in an area of high elevation that can optimize the wind resources to their maximum.   Annual mean wind speeds are modeled at over 6.7 metres per second at an 80 metre hub height.  The project area has been secured by the execution of option to a lease and easement agreement with various land owners. The company submitted an application for the FIT Power Purchase Contract fixed at a basic rate of C$135.00/MWh, that can potentially be increased to C$145.00/MW under certain conditions (community or aboriginal price adder), over a 20-year term on November 29, 2009. WWPC was notified on April 8, 2010 that the Snow Ridge project will be awarded a FIT contract by the Ontario Power Authority. * *

3.
Grand Prairie Wind Park: WWPC holds a 100% in the Grand Prairie Project . The Grand Prairie Wind Park project is a 75 MW project located in the state of Illinois.  This project has been developed in an area of crop fields that can optimize the wind resources. Annual mean wind speeds are measured at over 7 meters per second at a 100 m hub height.

a.	Interconnection: System Impact Study stage;
b.	Land Acquisition: 3,000 acres secured;
c.	Environmental Screening: preliminary data suggest no significant impact expected;
d.	PPA: application pending system impact study;

4.
Baker Wind Park: WWPC holds 90% interest in the Baker Wind Project. The Baker Wind Park project, a 200MW project located in the state of Montana.   This project has been developed in an area of crop fields that can optimize the wind resources. Annual mean wind speeds are measured at over 8 meters per second at an 80 m hub height.

a.	Interconnection: System Impact Study stage;
b.	Land Acquisition: 5,000 acres secured;
c.	Environmental Screening: preliminary data suggest no significant impact expected;
d.	PPA: application pending system impact study;

5.
Polar Bear Wind Park: WWPC holds a 50% interest (with an option to increase to 100%) in the Polar Bear Project. The Polar Bear Project is a 20MW project located in Ontario, Canada. Annual mean wind speeds are modelled at over 8 meters per second at an 80 m hub height. The project area has been secured by the execution of option for wind farm easement agreements with various landowners. Environmental studies are near completion and the project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period.  The company submitted an application for the FIT Power Purchase Contract fixed at a basic rate of C$135.00/MWh, that can potentially be increased to C$145.00/MW under certain conditions (community or aboriginal price adder), over a 20-year term on November 29, 2009.  WWPC was notified on April 8, 2010 that the Polar Bear project will be under going Economic Connection Testing before a further decision in a FIT contract award can be made by the Ontario Power Authority. * ,  **

6.
Pleasant Bay Wind Park: WWPC holds a 50% interest (with an option to increase to 100%) in the Pleasant Bay Project. The Pleasant Bay Project is a 20MW project located in an area just north of the shores of Lake Ontario that has one of the best wind regimes in Ontario. The project area has been secured by the execution of option for wind farm easement agreements with various landowners. Annual mean wind speeds are modeled at over 8.0 meters per second at an 80 m hub height.  Environmental studies are near completion and the project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period.  The company submitted an application for the FIT Power Purchase Contract fixed at a basic rate of C$135.00/MWh, that can potentially be increased to C$145.00/MW under certain conditions (community or aboriginal price adder), over a 20-year term on November 29, 2009.   WWPC was notified on April 8, 2010 that the Pleasant Bay project will be under going Economic Connection Testing  before a further decision in a FIT contract award can be made by the Ontario Power Authority. * , **

7.
Settlers Landing Wind Park: WWPC holds a100% interest in the Settlers Landing Project. The Settlers Landing Project is a 10MW project located near Pontypool, Ontario, Canada. This project has been developed in an area of high elevation. Annual mean wind speeds are modeled at over 6.8 meters per second at an 80 m hub height. The project area has been secured by the execution of option for wind farm easement agreements and surface lease agreements with various landowners. Environmental studies are near completion and the project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period. The company submitted an application for the FIT Power Purchase Contract fixed at a basic rate of C$135.00/MWh, that can potentially be increased to C$145.00/MW under certain conditions (community or aboriginal price adder), over a 20-year term on November 29, 2009. WWPC was notified on April 8th, 2010 that the Settlers Landing project will be awarded a FIT contract by the Ontario Power Authority * , **

8.
Zorra Festival Wind Park: WWPC holds a 50% interest in the Zorra Wind Park Project . The Zorra Wind Park Project is a 10MW project located northwest of Woodstock, Ontario, Canada. Annual mean wind speeds are modeled at over 7.0 meters per second at an 80 m hub height. The project area has been secured by the execution of option for wind farm easement agreements  with various landowners. The project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period.  The company submitted an application for the FIT Power Purchase Contract fixed at a basic rate of C$135.00/MWh, that can potentially be increased to C$145.00/MW under certain conditions (community or aboriginal price adder), over a 20-year term on November 29, 2009. WWPC was notified on April 8th, 2010 that the Zorra Festival  project will be under going Economic Connection Testing  before a further decision in a FIT contract award can be made by the Ontario Power Authority * , **

9.
Clean Breeze Wind Park: WWPC holds a 50% interest (with an option to increase to 100%) in the Clean Breeze Wind Park Project . The Clean Breeze Wind Park is a 10MW project located in Ontario, Canada in the Northumberland Hills. This project has been developed only 5kms from the north shore of Lake Ontario in an area of high elevation that can optimize the wind resources to a maximum. The project area has been secured by the execution of option for wind farm easement agreements with various landowners. Annual mean wind speeds are modelled at over 6.7 meters per second at an 80 m hub height. Environmental studies are near completion and the project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period.  The company submitted an application for the FIT Power Purchase Contract fixed at a basic rate of C$135.00/MWh, that can potentially be increased to C$145.00/MW under certain conditions (community or aboriginal price adder), over a 20-year term on November 30, 2009. WWPC was notified on April 8th, 2010 that the Clean Breeze project will be awarded a FIT contract by the Ontario Power Authority * , **

10.
Whispering Woods Wind Park: WWPC holds a 50% interest (with an option to increase to 100%) in the Whispering Woods . The Whispering Woods Wind Park Project is a 10MW project located near Millbrook, Ontario, Canada. Annual mean wind speeds are modeled at over 6.7 meters per second at an 80 m hub height. The project area has been secured by the execution of option for wind farm easement agreements with various landowners. Environmental studies are near completion and the project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period.  The company submitted an application for the FIT Power Purchase Contract fixed at a basic rate of C$135.00/MWh, that can potentially be increased to C$145.00/MW under certain conditions (community or aboriginal price adder), over a 20-year term on November 29, 2009. WWPC was notified on April 8th, 2010 that the Whispering Woods project will be awarded a FIT contract by the Ontario Power Authority * , **

11.
Ganaraska Wind Park: WWPC holds a 50% interest (with an option to increase to 100%) in in the Ganaraska Project. The Ganaraska Wind Park project is a 20MW project located near Kirby, Ontario, Canada. Annual mean wind speeds are modelled at over 6,5 meters per second at an 80 m hub height. The project area has been secured by the execution of option for wind farm easement agreements with various landowners. Environmental studies are near completion and the project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period.  The company submitted an application for the FIT Power Purchase Contract fixed at a basic rate of C$135.00/MWh, that can potentially be increased to C$145.00/MW under certain conditions (community or aboriginal price adder), over a 20-year term on November 29, 2009. WWPC was notified on April 8th, 2010 that the Ganaraska project will be awarded a FIT contract by the Ontario Power Authority. *, **

12.
Stonetown Wind Park: 50% interest (with an option to increase to 100%) in the Stonetown Wind Project. The Stonetown Wind  Park project is a 10MW project located near St. Mary, Ontario. Annual mean wind speeds are modeled at over 6,7 meters per second at an 80 m hub height. The project area has been secured by the execution of option for wind farm easement agreements with various landowners. Environmental studies are near completion and the project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period.  The company submitted an application for the FIT Power Purchase Contract fixed at a basic rate of C$135.00/MWh, that can potentially be increased to C$145.00/MW under certain conditions (community or aboriginal price adder), over a 20-year term on November 29, 2009. WWPC was notified on April 8th, 2010 that the Stonetown  project will be under going Economic Connection Testing  before a further decision in a FIT contract award can be made by the Ontario Power Authority*

13.
Lakeside Breezes Wind Park: WWPC holds a 50% interest in two 10MW projects located near Iona Station, Ontario, Canada. This project has been developed in an area of high elevation. Annual mean wind speeds are modeled at over 6,5  meters per second at an 80 m hub height. The project area has been secured by the execution of option and surface lease agreements with various landowners. The project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period. The company submitted an application for the FIT Power Purchase Contract fixed at a basic rate of C$135.00/MWh, that can potentially be increased to C$145.00/MW under certain conditions (community or aboriginal price adder), over a 20-year term on November 29, 2009. WWPC was notified on April 8th, 2010 that the Lakeside Breezes project will be under going Economic Connection Testing  before a further decision in a FIT contract award can be made by the Ontario Power Authority*

14.
Pioneer Wind Park: WWPC holds a 50% interest (with an option to increase to 100%) in a 10MW project located near Iona Station, Ontario, Canada. Annual mean wind speeds are modeled at over 6,5  meters per second at an 80 m hub height. The project area has been secured by the execution of option and surface lease agreements with various landowners.  The project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period.  The company submitted an application for the FIT Power Purchase Contract fixed at a basic rate of C$135.00/MWh, that can potentially be increased to C$145.00/MW under certain conditions (community or aboriginal price adder), over a 20-year term on November 29, 2009. WWPC was notified on April 8th, 2010 that the Pioneer  project will be under going Economic Connection Testing  before a further decision in a FIT contract award can be made by the Ontario Power Authority*

15.
Beaconsfield Wind Park: 50% interest (with an option to increase to 100%) in a 10MW project located in Ontario, Canada. Annual mean wind speeds are measured at over 6,7  meters per second at an 80 m hub height. The project area has been secured by the execution of option for wind farm easement agreements with various landowners  Environmental studies are near completion and the project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period.  The company submitted an application for the FIT Power Purchase Contract fixed at a basic rate of C$135.00/MWh, that can potentially be increased to C$145.00/MW under certain conditions (community or aboriginal price adder), over a 20-year term on November 30, 2009. WWPC was notified on April 8, 2010 that the Beaconsfield  project will be under going Economic Connection Testing  before a further decision in a FIT contract award can be made by the Ontario Power Authority*

16.
Cloudy Ridge Skyway 126 Wind Park: WWPC holds a 70% interest in a 10 MW project located in Grey Highlands, Ontario, Canada. Annual mean wind speeds are measured at over 6,5  meters per second at an 80 m hub height. The project area has been secured by the execution of option for wind farm easement agreements with various landowners  Environmental studies are near completion and the project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period.  The company submitted an application for the FIT Power Purchase Contract fixed at a basic rate of C$135.00/MWh, that can potentially be increased to C$145.00/MW under certain conditions (community or aboriginal price adder), over a 20-year term on November 30, 2009. WWPC was notified on April 8, 2010 that the Cloudy Ridge Skyway 126 project will be awarded a FIT contract by the Ontario Power Authority *, **

* Wind development determines the MW capacity of a project.  Generally, MW for  projects are decided as follows: Generally, the location (land) where the wind farm is located allows for a certain number of turbines to be fitted on to the projects land due to setbacks from houses roads and other buildings or infrastructure  items. Also turbines create a noise parameter which circles out a portion of the land and which parameter has to be fitted in with the setbacks towards any structure.  (Generally, in Ontario at least 550m from a house. Most ordinances prohibit more than 45 decibel in an  inhabited  structure at any time). Wind turbines have a nameplate capacity of generally 1.5-2.5 MW.  By using the  land and the turbine model you create a layout which is used to determine whether  these turbines fit within  the layout and how many turbine sites must be secured  under an easement agreement.

** Subject to security interest pursuant to the terms of a financing agreement.

WIND POWER

Industry Overview

In today’s society, wind power and alternative energy are becoming a fast growing force along with the “Go Green” attitude.  Renewable energy is produced using resources that are naturally replenished, such as wind, sunlight, geothermal heat, tides and biofuels. Technologies that produce energy from these renewable sources (other than biofuels) are often referred to as “clean” or “green” as they produce few, if any, pollutants that negatively impact the environment. Comparatively, fossil fuels such as coal, natural gas and oil are exhaustible and release greenhouse gases such as carbon dioxide or other pollutants into the atmosphere during energy production. As a result of increased environmental awareness, the deployment of renewable energy technologies has grown rapidly during the past several years. According to the Energy Information Administration, 37% of new U.S. power generation capacity in 2007 consisted of renewable technologies, compared with only 2% in 2003. This increase is expected to continue in both the United States and Canada. It is anticipated that renewable energy capacity in North America is expected to grow by a compounded annual growth rate between 9% and 11% through 2025.  At this rate, the United States and Canada could supply 25% of its electrical energy requirements with renewable energy by 2025.

Wind energy is the fastest-growing renewable energy generation technology worldwide due to its cost efficiency, technological maturity and the wide availability of wind resources. It has been suggested that wind power has the greatest potential among all renewable energy technologies for further growth in North America.  Although the United States and Canada have hydroelectric and geothermal resources, many potential hydroelectric sites have already been developed and geothermal production is confined by geographical limitations to only certain areas.  In contrast, the available untapped wind resources across North America remains vast. Additionally, other renewable energy technologies, such as solar power, are currently less economically attractive than wind energy, and others, such as biofuels, emit particulates which have a greater negative impact on the environment than wind energy.

Wind Energy Fundamentals

The term “wind energy” refers to the process used to generate electricity through wind turbines. The turbines convert wind’s kinetic energy into electrical power by capturing it with a three blade rotor mounted on a nacelle that houses a gearbox and generator. When the wind blows, the combination of the lift and drag of the air pressure on the blades spins the blades and rotor, which turns a shaft through the gearbox and generator to create electricity.

Wind turbines are typically grouped together in what are often referred to as “wind parks.” Electricity from each wind turbine travels down a cable inside its tower to a collection point in the wind park and is then transmitted to a substation for voltage step-up and delivery into the electric utility transmission network, or “grid.” Today’s wind turbines can efficiently generate electricity when the wind speed is between 11 and 55 miles per hour.

A key factor in the success of any wind park is the profile and predictability of the wind resources at the site. Extensive studies of historical weather and wind patterns have been performed across North America and many resources, in the forms of charts, graphs and maps, are available to wind energy developers. The most attractive wind park sites offer a combination of land accessibility, power transmission, proximity to construction resources and strong and dependable winds.

When wind energy developers identify promising sites, they perform detailed studies to provide greater certainty with respect to the long-term wind characteristics at the site and to identify the most effective turbine strategy. The long-term annual output of a wind park is assessed through the use of on-site wind data, publicly available reference data and sophisticated software. Wind speeds are estimated in great detail for specific months, days or even hours, and are then correlated to turbine manufacturers’ specifications to identify the most efficient turbine for the site. Additional calculations and adjustments for turbine availability (which is principally affected by planned and unplanned maintenance events), wake effects (wind depletion caused by turbines sited upwind), blade soiling and icing and other factors are made to arrive at an estimate of net expected annual kilowatt hour electricity production at the site.

Growth in Wind Energy

The growth in wind energy will likely continue due to a number of key factors, including:

▪	Increases in electricity demand coupled with the rising cost of fossil fuels used for conventional energy generation resulting in increases in electricity prices;

▪	Heightened environmental concerns, creating legislative and popular support to reduce carbon dioxide and other greenhouse gases;

▪	Regulatory mandates as well as government tax incentives.

▪	Improvements in wind energy technology;

▪	Increasing obstacles for the construction of conventional fuel plants; and

▪	Abundant wind resources in attractive energy markets.

Wind energy, which has no fuel costs, has become much more competitive by comparison to traditional electricity generation sources, and has grown dramatically relative to other non-hydroelectric renewable sources (including biofuels, geothermal and solar) in recent years.  Wind energy also offers an attractive method of managing commodity price risk while maintaining strict environmental standards, as it provides a stable, affordable hedge against the risk of increases in the price of coal, natural gas and other fuels over time. Increasing the use of wind energy also has the implied benefit of lowering overall demand for natural gas, particularly during winter peak demand.

Concerns over the recent volatility in fuel prices, coupled with the significant dependence on fossil fuels, has been and will continue to be a factor in the political and social movement towards greater use of clean energy.

Heightened Environmental Concerns, Creating Legislative and Popular Support to Reduce Carbon Dioxide and Other Greenhouse Gases

The growing concern over global warming caused by greenhouse gas emissions has also contributed to the growth in the wind energy industry. According to the Intergovernmental Panel on Climate Change Fourth Assessment Report, experts have noted that eleven of the last twelve years (1995–2006) rank among the warmest years since 1850. Additionally, the global average sea level has risen at an average rate of 1.8 millimeters per year since 1961 and at 3.1 millimeters per year since 1993, due to the melting of glaciers, ice caps and polar ice sheets, coupled with thermal expansion of the oceans. The importance of reducing greenhouse gases has been recognized by the international community, as demonstrated by the signing and ratification of the Kyoto Protocol, which requires reductions in greenhouse gases by the 177 (as of March 2008) signatory nations (not including the United States).

Substituting wind energy for traditional fossil fuel-fired generation would help reduce CO2 emissions due to the environmentally-friendly attributes of wind energy. According to the Energy Information Administration, the United States had the highest CO2 emissions of all countries in the world in 2005, contributing approximately 20% of the world’s CO2 emissions. Since 1990, CO2 emissions from the United States’ electric power industry have increased by a cumulative amount of 27%, from 1.9 billion metric tons to 2.5 billion metric tons.

Environmental legislation and regulations provide additional incentives for the development of wind energy by increasing the marginal cost of energy generated through fossil-fuel technologies. Such legislation and regulations have been designed to, for example, reduce ozone concentrations, particulate emissions, haze and mercury emissions and can require conventional energy generators to make significant expenditures, implement pollution control measures or purchase emissions credits to meet compliance requirements. These measures have increased fossil fuel-fired generators’ capital and operating costs and put upward pressure on the market price of energy. Because wind energy producers are price takers in energy markets, these legislative measures effectively serve to make the return on wind energy more attractive relative to other sources of generation.

It is anticipated that there is significant support to enact legislation that will attempt to reduce the amount of carbon produced by electrical generators. Although the ultimate form of legislation is still being debated, the two most likely alternatives are (i) a direct emissions tax or (ii) a cap-and-trade regime. We believe either of these alternatives would likely result in higher overall power prices, as the marginal cost of electricity.

Improvements in Wind Energy Technology

Wind turbine technology has improved considerably in recent years with significant increases in capacity and efficiency. Multiple types and sizes of turbines are now available to suit a wide range of wind resource characteristics and landscapes. Modern wind turbines are capable of generating electricity for 20 to 30 years.

There have been two major trends in the development of wind turbines in recent years:

▪
According to the Danish Wind Industry Association and the U.S. Department of Energy, individual turbine capacity has increased dramatically over the last 25 years, with 30 kW machines that operated in 1980 giving way to the 1.5 MW machines that are standard today;

▪
Wind park performance has improved significantly, according to the U.S. Department of Energy, s turbines installed in 2004 through 2006 averaged a 33%-35% net capacity factor (the ratio of the actual output over a period of time and the output if the wind park had operated at full capacity over that time period) as compared to the 22% net capacity factor realized by turbines installed prior to 1998.

Additionally, as wind energy technology has continued to improve, according to AWEA, the capital cost of wind energy generation has fallen by approximately 80% over the past 20 years.

Increasing Obstacles for the Construction of Conventional Fuel Plants

In addition to the impediments presented by the extensive and growing environmental legislation, new power plants that use conventional fuels, such as coal and nuclear technologies, face a difficult, lengthy and expensive permitting process. Furthermore, increasing opposition from public environmental groups towards coal-fired power plants, coupled with rising construction costs, contributed to the cancellation of many planned coal plants in 2007. Traditional energy developers and utilities are likely to face permitting and restricted supply issues in the future. As a result, alternative energy sources such as wind will need to be developed to meet increasing electricity demand and will be able to capitalize on the resulting higher energy prices.

Abundant Wind Resources in Attractive Energy Markets

The potential for future growth in the North American wind energy market is supported by the large land area available for turbine installations and the availability of significant wind resources. According to AWEA,

Wind energy project revenues are highly dependent on suitable wind and associated weather conditions.

The energy and revenues generated at a wind energy project are highly dependent on climatic conditions, particularly wind conditions, which are variable and difficult to predict. Turbines will only operate within certain wind speed ranges that vary by turbine model and manufacturer, and there is no assurance that the wind resource at any given project site will fall within such specifications.  Even after undertaking studies to determine the feasibility of a project, actual climatic conditions at a project site, particularly wind conditions, may not conform to the findings of these wind studies, and, therefore, wind energy projects may not meet anticipated production levels, which could adversely affect forecasts.  In addition, global climate change could change existing wind patterns; such effects are impossible to predict.

Tornados, lightning strikes, floods, severe storms, wildfires or other exceptional weather conditions or natural disasters could damage wind energy projects and related facilities and decrease production levels. These events could have a material adverse effect on the operations of any wind farm.

Environmental Regulation

Wind park development activities are subject to various government environmental laws and regulations, primarily including environmental impact review requirements and regulations governing the discharge of fill materials into protected wetlands. The impact of these laws and regulations on the development, construction and operation of wind parks is site specific and varies depending upon the location and design of the wind park and the relevant regulations.   Potential regulation may require an evaluation us to evaluate the potential environmental impacts caused by wind parks, including assessments of visual and noise impacts, effects on wildlife (primarily birds and bats) and impacts to historical and cultural resources, and to implement measures to mitigate those impacts to the extent practicable. Additional regulation may be imposed with respect to the operations of the wind parks by setting limits on the use of local roads, setback requirements and noise standards. Failure to comply with these requirements or with other regulatory standards may result in the denial of required permits that are required for construction or operation or become subject to regulatory enforcement actions.  Legal challenges or enforcement actions, even if ultimately defeated, can result in substantial delays in the completion of a wind park and may have a material adverse effect on business, results of operations and financial condition.

Wind parks need to be designed to have minimal operational impact on the environment. Operation of a wind park does not produce significant wastes, generate air emissions or result in wastewater discharges. While most of our environmental regulatory obligations arise during or prior to the construction stage for some wind parks, significant environmental obligations may still exist even after construction is complete.   For example, wind parks may be required to monitor impacts on avian species and to adopt mitigating measures if substantial impacts are determined. In most cases, the precise nature of this potential mitigation is not specified in the wind parks’ permits.   Wind parks may also be required to mitigate for damage to or loss of wetland areas which, in some instances, may not be completed for several years after the wind park is constructed.

Management believes that there is tremendous opportunity in entering the renewable energy field.  However, any undertaking of this kind will require an infusion of capital and/or a strategic partner

Description of Property

Our principal place of business is located at 346 Waverley Street, Ottawa, Ontario Canada K2P0W5.  We  pay a monthly rent of $750.  We occupy three offices at this building.   Our lease is on a month to month basis.  A 50% owner of the leased property is the wife of Greg Wilson,  one of our officers.  We believe that the rent that we pay for the leased premises is comparable to rental rates which we would pay if the rental terms were negotiated at arm’s length.  If our lease agreement is terminated,  we do not believe that there will be any difficulty in leasing comparable space at a competitive price.

Legal Proceedings

We are not engaged in any litigation, and we are unaware of any claims or complaints that could result in future litigation.  We will seek to minimize disputes with our customers but recognize the inevitability of legal action in today’s business environment as an unfortunate price of conducting business.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information concerning the directors and executive officers of Wind Works as of the date of this prospectus:

Our directors and executive officers are:

Name	Position	Age

Dr. Ingo Stuckmann	CEO/Director	42
J.C. Pennie	Chairman	70
Greg Wilson	Director	46
W. Campbell Birge	CFO/Secretary/Treasurer	56

Dr. Ingo Stuckmann  serves as our chief executive officer, president and serves on our Board of Directors.  Dr. Stuckmann received a Ph.D. in Natural Sciences from the University of Heidelberg.  Thereafter, he conducted research at Harvard University.  In 2002, Dr. Stuckmann  joined Energy Farming International, a wind farm financing and construction company based in Germany. During his tenure,  wind farm projects were developed in both Spain  and the United States.   In 2007, Energy Farming International merged with Seeba Energy Farming Group  at which time Dr. Stuckman served as a principal of the merged entity.   See Ba Energy Farming Group has approximately 80 employees and  is involved in the planning and development of  wind turbines throughout the world.  In 2008, Dr. Ingo co-founded Zero Emission People LLC for wind energy development in North America.  Dr. Stuckmann also serves in various capacities with companies engaged in the wind energy field including Global Winds Harvest, Inc.,  Global Wind Harvest LLC,  Energy Farming Ontario, Inc. and Sunbeam LLC.

J.C. Pennie serves as chairman of our Board of Directors.  Mr. Pennie has developed  six wind energy projects in Ontario, Canada..  Several of these wind energy projects have been sold or  joint ventures have been established with international firms such as Energy Faming International of Germany and Schneider Power of Toronto. Mr. Pennie is on the IESO (Independent Electrical System Operators) renewable energy standing committee. The IESO is responsible for coordination of generation and transmission with electricity demand. Mr. Pennie is also Vice-Chairman of DareArts Foundation for Children, founded in 1994 using multi-cultural arts education programs for children  at risk. DareArts has reached over 110,000 children in Canada.

Greg Wilson serves on our Board of Directors.   Mr. Wilson is a   financier and corporate strategist. In 1997, he founded EMT Capital Corp., a financial advisory firm concentrating in  various aspects of  capital market transactions  including  mergers and acquisitions and corporate financings.   Mr. Wilson also serves on the Board of Directors of Empire Capital Corp.  Mr. Wilson has completed the Canadian Investment Management (CIM) program, and has earned the Fellow of the Canadian Securities Institute (FCSI) designation.

W. Campbell Birge  was appointed our president and joined our board of  directors  in December 2007.  In September 2009, he stepped down as our president and as a director and assumed the role of chief financial officer.  Mr. Birge has been a consultant to several public and private companies located in the United States, Canada and Mexico including Industrial Minerals Inc. and Sigma Capital Group.  He was on the Advisory Board of the Trust for Sustainable Development and was instrumental in working on the Loreto Bay project, a large real estate development project.  Mr. Birge has lived in Mexico and was an Associate Professor at United States International University (Mexico City campus) for five years.  He was also elected to serve on the Academic counsel as the Head of the Graduate Business studies while at the university    Mr. Birge earned a Master’s Degree in Management and Organizational Development from United States International University, a Bachelor of Arts degree in Sociology from Simon Fraser University and a Bachelor of Education degree from the University of Calgary.

Involvement in Certain Legal Proceedings

None.

Penalties or Sanctions

To the best of our knowledge, none of our directors, officers or stockholders holding a sufficient number of securities to affect materially the control of the Company, has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or has  been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

Family Relationships:

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Committees of the Board

We do not currently have an Audit,  Compensation, or Nominating Committee, or any other committee of the board of directors.   Since we do not have any of the subject committees, our entire board of directors participates in all of the considerations with respect to our audit, compensation and nomination deliberations.

Audit Committee

The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board when performing the functions of what would generally be performed by an audit committee.  The board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting.  In addition, the board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nomination and Compensation Committees

We do not have separate nominating and compensation committees.  When evaluating director nominees and the appropriate compensation to be paid to each, our directors will consider the following factors:

▪	The appropriate size of our board of directors;

▪	Our needs with respect to the particular talents and experience of our directors;

▪
The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board;

▪	Experience with accounting rules and practices; and

▪	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new board members.

When considering compensation levels for our Board Members, the entire Board will consider such matters as the time the directors will be required to devote to the operations of the Company, the financial condition of the Company,  the overall performance of the Company and the compensation level paid to similar situated companies.

Our goal is to assemble a board that brings together a variety of perspectives and skills derived from high quality business and professional experience.  In doing so, the board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the board may also consider such other factors as it may deem are in our best interests as well as our stockholders.  In addition, the board identifies nominees by first evaluating the current members of the board willing to continue in service.  Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination.  If any member of the board does not wish to continue in service or if the board decides not to re-nominate a member for re-election, the board then identifies the desired skills and experience of a new nominee in light of the criteria above.  Current members of the board are polled for suggestions as to individuals meeting the criteria described above.  The board may also engage in research to identify qualified individuals.  To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.  The board does not typically consider stockholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, the directors and certain of the officers, and persons holding more than 10 percent of our common stock are required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership with the Securities and Exchange Commission.  Such persons are also required to furnish management with copies of all forms so filed.

Based solely upon a review of copies of such forms filed on Forms 3 and 4, we are not aware of any persons who during the quarter  ended December 31, 2009, were directors, officers, or beneficial owners of more than 10 percent of our common stock, and who failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act during such fiscal year.

Communication with Directors

Stockholders and other interested parties may contact any of our directors by writing to them at Wind Works Power Corp.  346 Waverley Street, Ottawa, Ontario Canada  K2P 0W5,  Attention: Corporate Secretary.

Our board has approved a process for handling letters received by us and addressed to any of our directors.  Under that process, the Secretary reviews all such correspondence and will forward to the directors a summary of all such correspondence, together with copies of all such correspondence that, in the opinion of the Secretary, deal with functions of the board or committees thereof or that he otherwise determines requires their attention.  Directors may at any time review a log of all correspondence received by us that is addressed to members of the board and request copies of such correspondence.

Conflicts of Interest

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers.  These activities may give rise to conflicts between or among the interests of Wind Works  and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our stockholders will have any right to require participation in such other activities

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.  We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Code of Ethics for Senior Executive Officers and Senior Financial Officers

We have adopted a Code of Ethics for our officers.  The code provides as follows:

▪
Each officer is responsible for full, fair, accurate, timely and understandable disclosure in all periodic reports and financial disclosures required to be filed by us with the Securities and Exchange Commission or disclosed to our stockholders and/or the public.

▪
Each officer shall immediately bring to the attention of the audit committee, or disclosure compliance officer, any material information of which the officer becomes aware that affects the disclosures made by us in our public filings and assist the audit committee or disclosure compliance officer in fulfilling its responsibilities for full, fair, accurate, timely and understandable disclosure in all periodic reports required to be filed with the Securities and Exchange Commission.

▪
Each officer shall promptly notify our general counsel, if any, or the president or chief executive officer as well as the audit committee of any information he may have concerning any violation of our Code of Business Conduct or our Code of Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in our financial reporting, disclosures or internal controls.

▪
Each officer shall immediately bring to the attention of our general counsel, if any, the president or the chief executive officer and the audit committee any information he may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to us and the operation of our business, by us or any of our agents.

▪
Any waiver of this Code of Ethics for any officer must be approved, if at all, in advance by a majority of the independent directors serving on our board of directors.  Any such waivers granted will be publicly disclosed in accordance with applicable rules, regulations and listing standards.

We will post a copy of our Code of Ethics on our website at www.windworkspower.com  In addition, we have filed a copy of our Code of  Ethics as  an exhibit to this registration  statement.   We will provide to any person without charge, upon request, a copy of our Code of Ethics.  Any such request should be directed to our corporate secretary at  346 Waverley Street, Ottawa, Ontario  K2P OW5.   The information contained in our website shall not constitute part of this prospectus.

Summary of Cash and Certain Other Compensation

We currently have one executive officer,  We have not established a compensation package for our current officers or directors.  We anticipate that our compensation program  will consist of three key elements which will be considered by a compensation committee to be appointed:

▪	A base salary;

▪	A performance bonus; and

▪	Periodic grants and/or options of our common stock.

Base Salary.  Our chief executive officer and all other officers receive compensation based on such factors as competitive industry salaries, a subjective assessment of the contribution and experience of the officer, and the specific recommendation by our chief executive officer.

Performance Bonus.  A portion of each officer’s total annual compensation is in the form of a bonus.  All bonus payments to officers must be approved by our compensation committee based on the individual officer’s performance and company performance.

Stock Incentive.  Stock options are granted to executive officers based on their positions and individual performance.  Stock options provide incentive for the creation of stockholder value over the long term and aid significantly in the recruitment and retention of executive officers.  The compensation committee considers the recommendations of the chief executive officer for stock option grants to executive officers (other than the chief executive officer) and approves, disapproves or modifies such recommendation.  See “Market Price of and Dividends on our Common Equity and Related Stockholder Matters - Securities Authorized for Issuance under Equity Compensation Plans.”

Retirement Benefits

We currently do not offer any type of retirement savings plan for our executive officers, directors or employees.

Perquisites

None of our executive officers have perquisites in excess of $10,000 in annual value.

Severance Benefits

We currently do not offer any type of severance program for our executive officers or employees. As we expand our operations, and on the recommendation of our Compensation Committee, we may implement such a plan to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored workforce reduction or a change in control of our company.

Compensation of  our Officers

The Company has no formalized any employment agreement with either Mr. Stuckmann or Mr. Birge.  Our Compensation Committee will recommend to our entire Board a salary commensurate to their experience, service and contributions to the Company. The Compensation Committee and the entire Board of Directors has not established any quantifiable criteria with respect to the level of either the stock grants or options. Rather, the Compensation Committee evaluates both cash, stock grants and stock options paid to similarly situated companies.

With respect to stock grants and options issued to the Company’s officers we will consider  an overall compensation package that included both cash and stock based compensation which would be in line with the Company’s overall operations and compensation levels paid to similarly situated  companies.

We intend to value  stock options will  be granted at the market on the date of grant. Under Generally Accepted Accounting Principles (“GAAP”) we will be  required to value these grants based on the date of grant. The dollar value of both the stock options and the stock awards are accounting entries and do not necessarily reflect actual compensation received by any of our officers.

The following table discloses compensation paid during the fiscal years ended June 30, 2009 and 2008 to (i) the Company’s Chief Executive Officer, (ii) chief financial officer and (ii) individual(s) who were the only executive officers, other than the Chief Executive Officer or Chief Financial Officer, serving as executive officers at the end of fiscal year whose total salary and bonus exceeded $100,000 (the “Named Executive Officers”). No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to these executive officers during these fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
W. Campbell Birge	2009 2008	10,000 12,000	0 0	75,000 75,000	0 0	85,000 87,000
Charles Reed(3)	2009 2008	0 0	0 0	30,000 66,176	0 0	30,000 66,176
Lucie Letellier(3)	2009 2008	0 10,780	0 0	60,000 66,176	0 0	60,000 75,011

(1)
The amounts in these columns reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years indicated in accordance with SFAS No. 123(R). These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives.

(2)	All options awards have been cancelled.

(3)	Former Officer

Stock Options Granted/Exercised in Last Year

None.

Outstanding Equity Awards at Fiscal Year-End

None.

Director Compensation

As of the end of the Company’s last fiscal year,   directors  did not receive any compensation for serving on the Company’s Board of Directors.

Does not include any shares of our common stock received in connection with the acquisition of Projects in which a director has an interest.

Employment Agreements

As of the date of this prospectus, we do not have any employment agreements with our employees.

Director Compensation

Our directors do not receive compensation for their services as directors.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On January 4, 2010 the Company’s auditors, Cinnamon Jang Willoughby & Company, merged with Meyers Norris Penny LLP, Chartered Accountants. In accordance with SEC rules this constitutes a change of auditor. On February 11, 2010 the Company engaged Meyers Norris Penny LLP, Chartered Accountants, as its independent auditor and independent certified public accountant on the same terms and conditions.

Except as noted above, during the last two fiscal years, we have had no changes in or disagreements with our accountants on accounting and financial disclosure.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The following table sets forth certain information as of  February 28, 2010 with respect to the beneficial ownership of the Company's Common Stock by: (i) all persons known by the Company to be beneficial owners of more than 5% of the Company's Common Stock, (ii) each current officer and director and Named Executive Officer, and (iii) by all executive officers and directors as a group.

Name	Shares (1)	Options(2) Warrants/(5)Convertible Debt	Percent of Class(1)
Ingo Stuckmann(3)	2,000,000	300,000	8.5%

Thomas Tschiesche (3)	2,000,000	200,000	8.3%

Derek Tennant	2,225,000	nil	8.4%

John Pennie	1,900,000	200,000	7.7%

Greg Wilson(4)(5)	736,567	564,285	4.8%

W. Campbell Birge(7)	400,000	100,000	1.8%

(All officers and directors as a group (iii) members)	5,036,567	1,164,285	18.6%

(1)    Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract,  arrangement,  understanding, relationship,  or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares;  and (ii) investment power, which  includes the power to dispose or direct the  disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose  of  the  shares).  In  addition,   shares  are  deemed  to  be beneficially  owned by a person if the person has the right to acquire  the  shares (for example, upon exercise of an option) within 60 days of the date as of which the  information  is  provided.  In  computing  the  percentage ownership  of any  person,  the amount of shares outstanding  is deemed to include  the amount of shares  beneficially  owned by such person (and only such  person) by  reason of these  acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

Based on a total of  27,049,046 shares of common stock issued and outstanding.

(2)           All options are exercisable at $0.85 per share.  Warrants at $1.00

(3)           Excludes 170,750 shares owned by spouse.

(4)           Excludes 53,000 shares owned by spouse.

(5)           Includes 200,000 options, 150,000 warrants exercisable at $1.00 per share  and the conversion of  a convertible debenture in the amount of  $150,000  which can be converted into 214,285 shares of common stock.

The mailing address for Dr. Stuckmann is in care of Wind Works Power Corp. 346 Waverley Street Ottawa, Ontario Canada K2P 0W5

The mailing address for Mr. Pennie is in care of Wind Works Power Corp. 346 Waverley Street Ottawa, Ontario Canada K2P 0W5

The mailing address for Mr. Wilson is in care of Wind Works Power Corp. 346 Waverley Street Ottawa, Ontario Canada K2P 0W5

The mailing address for Mr Birge is in care of Wind Works Power Corp. 346 Waverley Street Ottawa, Ontario Canada K2P 0W5.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND  CONTROL PERSONS.

All transactions related to our wind energy projects have been entered into with entities affiliated with our management.  Ingo Stuckmann (and former Director Thomas Tschiesche) have been engaged for many years in wind energy projects and have acquired projects on behalf of various corporate entities, and/or partnerships located in both the United States, Canada and overseas.

SELLING STOCKHOLDER

On behalf of the selling security holder, we have agreed to file a registration statement with the SEC covering the resale of our common stock as described in this prospectus. We have also agreed to use our reasonable efforts to keep the registration statement effective and update the prospectus until the securities owned by the selling security holder have been sold or may be sold without registration or prospectus delivery requirements under the 1933 Act. We will pay the costs and fees of registering the shares, but the selling security holders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares.

The registration statement which we have filed with the SEC, of which this prospectus forms a part, covers the resale of our common stock by the selling security holder from time to time under Rule 415 of the 1933 Act. Our agreement with the selling security holder was entered into with the intention of providing those security holders with additional liquidity with respect to their ownership of shares of our common stock.

The selling security holder may offer our securities covered under this prospectus for resale from time to time. The selling security holders may also sell, transfer or otherwise dispose of all or a portion of our securities in Canada or in transactions exempt from the registration requirements of the 1933 Act.

The table below presents information as of December 31, 2009 regarding the selling security holder and the shares of our common stock that the selling security holder may offer and sell from time to time under this prospectus. The table is prepared based on information we were able to secure from public filings and transfer agent records. Although we have assumed, for purposes of the table below, that the selling security holder will sell all of the securities offered by this prospectus, because they may offer all or some of the securities in transactions covered by this prospectus or in another manner, no assurance can be given as to the actual number of shares that will be resold by the selling security holder. Information covering the selling security holders may change from time to time, and changed information will be presented in a supplement to this prospectus or an amendment to the registration statement if and when required. Except as described above, there are no agreements, arrangements or understandings with respect to resale of any of the securities covered by this prospectus.

This Registration Statement relates to the resale of our securities pursuant to a Registration Rights with Kodiak.  Under the terms of the Registration Rights Agreement we are required to register the number of shares issued or issuable pursuant to the Investment Agreement and any shares of capital stock issued or issuable with respect to such shares of common stock as a result of any stock split, stock dividend, recapitalization, exchange or similar event.

Beneficial Ownership of Common Shares Prior to this Offering	Number of Shares to be Sold Under this Prospectus (1)	Beneficial Ownership of Common Shares after this Offering
Selling Stockholder	Number of Shares	Percent of Class		Number of Shares (3)	Percent of Class
Kodiak Capital Group, LLC	75,000	*	______	_____	_____
*Less than one percent

(1)	These numbers assume the selling stockholder sells all of its shares after the completion of the offering.

(2)
The number of shares set forth in the table represents an estimate of the number of common shares to be offered by the selling stockholder.  We have assumed the sale of all of the common shares offered under this prospectus will be sold.  However, as the selling stockholder can offer all, some or none of its common stock, no definitive estimate can be given as to the number of shares that the selling stockholder will offer or sell under this prospectus.

(3)	In addition to the shares to be issued pursuant to the Equity Line of Credit, we have issued to Kodiak 75,000 shares of our common stock as a Commitment Fee

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Exchange Act.  Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

DESCRIPTION OF SECURITIES

GENERAL

The following is a summary of information concerning our capital stock.  The summaries and descriptions below do not purport to be complete statements of the relevant provisions of the Company's Articles of Incorporation and all amendments thereto. The summary is qualified by reference to these documents, which you must read for complete information on the capital stock of the Company.

COMMON STOCK

We are authorized to issue 200,000,000 shares of Common Stock of which 27,049,046  are issued and outstanding as of April 8, 2010.

VOTING RIGHTS

Holders of Common Stock have the right to cast one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors. There is no right to cumulative voting in the election of directors. Except where a greater requirement is provided by statute or by the Certificate of Incorporation, or by the bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of fifty percent (50%) of the outstanding shares of the our Common Stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of our Certificate of Incorporation.

DIVIDENDS

There are no restrictions in our Certificate of Incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends, and we do not plan to declare any cash dividends in the foreseeable future.

PRE-EMPTIVE RIGHTS

Holders of Common Stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

WARRANTS, OPTIONS AND CONVERTIBLE DEBT.

We have issued a total of  2,087,000 common stock purchase warrants of which 1,000,000 are exercisable at $1.00 per share, of which 687,000 are exercisable at $ 0.75 per share and 400,000 warrants are exercisable at $0.85 per share.

We have issued a total of $ 955,596.00 of our convertible debt.  The convertible debt provides for annual interest at the rate of 10% per annum and matures November 30, 2010.  The Convertible debt can be converted into shares of our common stock at the conversion price of $0.70 per share.

We have also issued a further total of $ 275,000.00 of our convertible debt.  The convertible debt provides for annual interest at the rate of 10% per annum and matures March 31, 2011.  The Convertible debt can be converted into shares of our common stock at the conversion price of $0.40 per share.

We have issued a total of $1,000,000 common stock options with an exercise price of $0.85 per share

CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

General

Provisions of our articles of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders, such as the ability of our board of directors to issue shares of our capital stock and to set the voting rights, preferences, and other terms of our preferred stock without further stockholder action.  These provisions could also delay or frustrate the removal of incumbent directors or the assumption of control of our board of directors by our stockholders, and may be deemed to discourage takeover attempts, mergers, tender offers, or proxy contests not first approved by our board of directors, which some stockholders may deem to be in their best interests.

Board of Directors

Our  business and affairs  are managed under the direction of our board of directors, which currently consists of three members and one (forth) vacant position.   Newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until the director’s successor shall have been elected and qualified or until his earlier death, resignation, or removal.  No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.  Our board of directors may not have less than one member.  There is no limit on the maximum size of our board.

Whenever the holders of any class or series of our capital stock are entitled to elect one or more directors under any resolution or resolutions of our board of directors designating a series of our preferred stock, vacancies and newly created directorships of a class or series may be filled by a majority of the directors then in office elected by the applicable class or series, by a sole remaining director so elected, or by the unanimous written consent, or the affirmative vote of a majority of the outstanding shares of the class or series entitled to elect the directors.

Any director may be removed from office only by the affirmative vote of the holders of a majority of the combined voting power of our then outstanding shares of capital stock entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

Meetings of Stockholders

Our bylaws provide that a special meeting of our stockholders may only be called by:

▪	Our chairman of the board, or our president if there is no chairman;

▪	The holders of at least 10 percent of the outstanding shares of our capital stock entitled to vote at the proposed special meeting; or

▪	Our board of directors by means of a duly adopted resolution.

Special stockholder meetings may not be called by any other person or in any other manner.  Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting.  Our articles of incorporation do not permit our stockholders to take an action by written consent unless the action to be taken and the taking of that action by written consent have been approved in advance by our board of directors.

The next annual meeting of our stockholders will be held in 2010, on a date and at a place and time designated by our board of directors.

Limitation of Liability

Our articles of incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada  law.  In addition,  we are  authorized to indemnify our  agents, including without limitation, directors and officers, whether by bylaw, agreement or otherwise, to the fullest extent permissible.

Our bylaws contain similar indemnification and limitation of liability provisions.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Wind Works under the indemnification provisions, or otherwise, Wind Works is aware that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Amendment of Bylaws

Under our articles of incorporation, our bylaws may be amended by our board of directors or by the affirmative vote of the holders of at least a majority of the combined voting power of the outstanding shares of our capital stock then outstanding and entitled to vote, voting together as a single class.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our articles of incorporation permit us to limit the liability of our directors to the fullest extent permitted under  Nevada Statutes.   As permitted by Nevada  law, our bylaws and articles of incorporation also include provisions that eliminate the personal liability of each of our officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of Wind Works.   To the fullest extent allowed, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability.  However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer’s or director’s own negligence or misconduct in the performance of duty.

The provisions of our bylaws and articles of incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our articles of incorporation or bylaws.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our articles of incorporation are necessary to attract and retain qualified persons for these positions.  No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

TRANSFER AGENT

Our stock transfer agent is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South Suite 430 Denver, Colorado.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time.  Under the terms of this offering, the shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Sale of Restricted Shares

Certain shares of our outstanding common stock were issued and sold by Wind Works in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale.  Such shares may be sold only pursuant to an effective registration statement filed by Wind Works or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

Rule 144

In general, Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, provides:

▪
If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquiror or any subsequent holder of those securities.

▪
If the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquiror or any subsequent holder of those securities.

▪
Except as provided in Rule 144, the amount of securities sold for the account of an affiliate of the issuer in reliance upon this section shall be determined as follows: If any securities are sold for the account of an affiliate of the issuer, regardless of whether those securities are restricted, the amount of securities sold, together with all sales of securities of the same class sold for the account of such person within the preceding three months, shall not exceed the greatest of: (A) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (B) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan during the four-week period specified in paragraph (e)(1)(ii) of Rule 144.

We will publish information necessary as required by the Exchange Act to permit transfer of the common stock in accordance with Rule 144 of the Securities Act.  However, the investor is cautioned that on the effective date of this prospectus, there is only limited trading in the shares of our common stock.

PLAN OF DISTRIBUTION

The selling stockholders and any of their permitted pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Our common stock currently trades on the Over the Counter Bulletin Board.  Any sales by the selling stockholders may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

▪	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

▪	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

▪	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

▪	an exchange distribution in accordance with the rules of the applicable exchange;

▪	privately negotiated transactions;

▪	short sales;

▪	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

▪	a combination of any such methods of sale; and

▪	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholder  also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against liabilities, including liabilities arising under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares.

We will not receive any proceeds from sales of any shares by the selling stockholders.

The selling stockholders may be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than this prospectus  There is no underwriter or coordinating broker-dealer acting in connection with the proposed sale of the resale shares by the selling stockholders.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by any selling stockholder may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions and to return borrowed shares in connection with such short sales, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders may be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than this prospectus  There is no underwriter or coordinating broker-dealer acting in connection with the proposed sale of the resale shares by the selling stockholders.

Under the terms of the  registration rights agreement entered into, we agreed to keep the registration statement effective until the earlier of (i) the date on which all of those shares of common stock may be resold without registration under the Securities Act without regard to any volume limitations under Rule 144 under the Securities Act or (ii) the date on which all of those shares of common stock have been resold pursuant to the registration statement or Rule 144 under the Securities Act.

The resale shares will be sold only through registered or licensed broker-dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.  As of the date of this prospectus, we have not filed for registration or qualification in any state.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The legality of the issuance of shares offered hereby will be passed upon by the Law Offices of Jeffrey G. Klein, P.A. located in Boca Raton, Florida.  Mr. Klein owns approximately 40,000 shares of the common stock of Wind Works.

EXPERTS

The financial statements for the two most recent fiscal years ended December 31, 2008 and 2007 have been audited by audited by Cinnamon Jang Willoughby & Company, registered independent accountants, as set forth in their report thereon which is incorporated by reference. Following the preparation of these financial statements,  the firm of Cinnamon Jang Willoughby & Company merged with  Meyers Norris Penny LLP, Chartered Accountants and the audited financial statements are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO STOCKHOLDERS

We will furnish our stockholders with an annual report which describes the nature and scope of our business and operations for the prior year and which will contain a copy of our audited financial statements for our most recent fiscal year.  In addition, we will furnish our stockholders with a proxy statement as required by the Exchange Act covering matters to be voted upon at our annual meeting of stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the Securities Act a registration statement on Form S-1 with respect to the shares being offered in this prospectus.  This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC.  The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street N.E., Washington, D.C. 20549.  Copies of such material can be obtained from the public reference section of the SEC at prescribed rates.

For further information with respect to Wind Works and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus.  Any such information or representation must not be relied upon as having been authorized.  Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

We are subject to the informational requirements of the Exchange Act, and must file reports, proxy statements and other information with the SEC, such as current, quarterly and annual reports on Forms 8-K, 10-Q and 10-K.  Our executive officers, directors and beneficial owners of 10 percent or more of our common stock also file reports relative to the acquisition or disposition of shares of our common stock or acquisition, disposition or exercise of any of our common stock purchase options or warrants.  These filings will be a matter of public record and any person may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Further, the SEC maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.

WINDWORKS POWER

Wind Works Power Corp.

(Formerly AmMex Gold Mining Corp.- an Exploration Stage Mining Company)

Audited
Consolidated Financial Statements

Year ended June 30, 2009 and 2008

MANAGEMENT’S RESPONSIBILITY FOR CONSOLIDATED FINANCIAL STATEMENTS

To the shareholders of Wind Works Power Corp. (Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)

The consolidated financial statements and the notes thereto are the responsibility of the management of Wind Works Power Corp. (Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company). These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles.

Management has developed and maintained a system of internal controls to provide reasonable assurance that all assets are safeguarded and to facilitate the preparation of relevant, reliable and timely financial information.

The Board of Directors is responsible for ensuring that management fulfills its responsibilities for financial reporting and internal control.

 “Ingo Stuckmann”

Ingo Stuckmann
President

F2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Wind Works Power Corp. (A Development Stage Corporation):

We have audited the accompanying consolidated balance sheets of Wind Works Power Corp. as at June 30, 2009 and 2008, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the two years in the period ended June 30, 2009 and cumulative from inception November 20, 2002 to June 30, 2009.  These consolidated financial statements are the responsibility of the company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company's internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of the company as at June 30, 2009 and 2008, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2009 and cumulative from inception November 20, 2002 to June 30, 2009 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company is in the development stage, has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations.  These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ “Cinnamon Jang Willoughby”

Chartered Accountants
Burnaby, BC, Canada
September 21, 2009

MetroTower II - Suite 900 - 4720 Kingsway, Burnaby, BC Canada V5H 4N2.  Telephone: +1 604 435 4317.  Fax: +1 604 435 4319.
HLB Cinnamon Jang Willoughby & Company is a member of International.  A world-wide organization of accounting firms and business advisors.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Consolidated Balance Sheets
As at June 30, 2009 and 2008
(Expressed in United States dollars, unless otherwise stated)

Assets
	June 30, 2009	June 30, 2008
Current Assets
Cash	$28,606	$82,054
Prepaid Expenses	11,290	170,492
Accounts Receivable	477	484
	40,373	253,030

Fixed Assets (Note 5)	4,667	5,834
	$45,040	$258,864

Liabilities and Stockholders’ Deficiency
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	$73,731	$324,015
Other short term loans (Note 6)	36,268	-
Subscriptions payable (Note 7)	88,500	-
	198,499	324,015

Stockholders’ Deficiency
Common stock, $0.001 par value (Note 8)	5,681	50,834
Additional Paid-in capital	7,038,443	6,784,221
Contributed surplus	22,625	22,625
Deficit accumulated during the Development Stage	(7,215,808)	(6,918,431)
Accumulated other comprehensive loss	(4,400)	(4,400)
	(153,459)	(65,151)
	$45,040	$258,864

Going concern (Note 1) Commitment (Note 11)

The accompanying notes are an integral part of the consolidated financial statements.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Consolidated Statement of Operations
For the Year Ended June 30, 2009 and 2008
(Expressed in United States dollars, unless otherwise stated)

	Year Ended June 30, 2009	Year Ended June 30, 2008	Cumulative Since November 20, 2002 to June 30, 2009
Revenue
Interest Income	$62	$9,833	$12,525

Expenses
Exploration Expenses	29,786	500,010	1,646,333
Geologists	-	29,593	264,469
Advertising and Promotion	1,586	18,535	74,920
Consulting Fees	23,646	175,594	458,951
Corporate Communications	528	409,928	531,434
Employment Compensation	10,000	863,797	1,230,483
Insurance	10,201	47,466	99,308
Depreciation	1,167	1,458	3,435
Office and Miscellaneous	2,571	25,674	68,574
Professional Fees	52,860	78,006	298,518
Rent	5,146	8,543	24,475
Stock-based Compensation	159,064	22,625	181,689
Travel and Lodging	-	7,655	16,278
Interest and Service charges	883	1,168	5,176
Write-down of Mineral Properties	-	2,431,650	2,431,650
Total Operating Expenses	297,438	4,621,702	7,335,693
Loss for the period before other item:	297,376	4,611,869	7,323,168
Other items:
Gain on forgiveness of debt	-	-	102,960
Net Loss for the period from continuing operations	297,376	4,611,869	7,220,208
Comprehensive Loss
Foreign currency translation	-	-	-
Adjustments	-	-	(4,400)
Comprehensive loss for the period	$297,376	$4,611,869	$7,215,808
Basic and diluted loss per share	$0.05	$0.90
Weighted average number of shares outstanding	5,551,401	4,866,177

The accompanying notes are an integral part of the consolidated financial statement

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Consolidated Statement of Cash Flows
For the Year Ended June 30, 2009 and 2008
(Expressed in United States dollars, unless otherwise stated)

	Year ended June 30, 2009		Year Ended June 30, 2008	November 20, 2002 (Date of Inception) to June 30, 2009
Cash Flows from Operating Activities
Net loss for the period		$(297,376)	$(4,611,869)	$(7,215,808)
Add (deduct) non-cash items:
Depreciation		1,167	1,458	3,435
Write-down of Mineral Properties			2,431,650	2,431,650
Shares issued for services		-	1,409,074	2,040,218
Stock based compensation		159,064	22,625	181,689
Write-off of accounts receivable				333
Loss on disposal of assets				(675)
Gain on forgiveness of debt				(102,960)
Foreign exchange		(4,069)		(4,069)
Changes in non-cash working capital items:
Accounts receivable		7	(376)	(477)
Prepaid expenses		4,206	1,706	(11,289)
Accounts payable and accrued liabilities		(41,215)	272,606	252,700
		$(178,216)	$(473,126)	(2,425,252)
Cash Flows from Investing Activities
Purchase of equipment		-	-	(8,102)
Acquisition of mineral properties		-	(25,000)	(60,000)
	$		$(25,000)	$(68,102)
Cash Flows from Financing Activities
Capital stock issued		-	555,000	2,079,780
Demand note		-	-	180,000
Advances from related parties		36,268		48,912
Subscriptions payable		88,500		88,500
Long term debt				124,768
		$124,768	$555,000	$2,521,960
Increase (decrease) in cash from continuing operations		(53,448)	56,874	28,606
Cash, beginning of the year		82,054	25,183	-
Cash, end of the year		$28,606	$82,057	$28,606

Supplemental disclosure of non-cash transactions (Note 4)
The accompanying notes are an integral part of the consolidated financial statement

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Consolidated Statements of Stockholders’ Deficiency
For the period November 20, 2002 (Date of Inception) to June 30, 2009
(Stated in US Dollars)

	Common Shares		Additional Paid-in Capital	Contributed Surplus	Deficit Accumulated During the Exploration Stage	Accumulated Other Comprehensive Loss	Total Stockholders’ Deficiency
	Number	Amount
Issued for services on November 23, 2002 – at $0.0002 per share	5,760,000	$5,760	$6,240	$-	$-	$-	$12,000
Issued for cash – at $0.0004 per share	4,860,000	4,860	15,390	-	-	-	20,250
Foreign currency translation adjustment	-	-	-	-	-	(374)	(374)
Net loss for the period ended September 30, 2003	-	-	-	-	(47,677)	-	(47,677)

Balance, September 30, 2003	10,620,000	10,620	21,630	-	(47,677)	(374)	(15,801)
Issued for cash – at $0.025 per share	18,120	18	4,512	-	-	-	4,530
Contributed services	-	-	40,000	-	-	-	40,000
Foreign currency translation adjustment	-	-	-	-	-	(229)	(229)
Net loss for the period ended September 30, 2004	-	-	-	-	(80,605)	-	(80,605)

Balance, September 30, 2004	10,638,120	10,638	66,142	-	(128,282)	(603)	(52,105)
Contributed services	-	-	30,000	-	-	-	30,000
Foreign currency translation adjustment	-	-	-	-	-	(1,705)	(1,705)
Net loss for the period ended September 30, 2005	-	-	-	-	(83,763)	-	(83,763)

Balance, September 30, 2005	10,638,120	10,638	96,142	-	(212,045)	(2,308)	(107,573)

SEE ACCOMPANYING NOTES

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Consolidated Statements of Stockholders’ Deficiency
For the period November 20, 2002 (Date of Inception) to June 30, 2009
(Stated in US Dollars)

	Common Shares		Additional Paid-in Capital	Contributed Surplus	Deficit Accumulated During the Exploration Stage	Accumulated Other Comprehensive Loss	Total Stockholders’ Deficiency
	Number	Amount
Issued for services	300,000	3,00	119,700	-	-	-	120,000
Shares returned to treasury	(729,736)	(730)	730	-	-	-	-
Contributed services	-	-	40,000	-	-	-	40,000
Foreign currency translation adjustment	-	-	-	-	-	(2,092)	(2,092)
Net loss for the period ended September 30, 2006	-	-	-	-	(59,587)	-	(59,587)

Balance September 30, 2006	10,208,384	10,208	256,572	-	(271,632)	(4,400)	(9,252)

Capital issued for financing	75,000	75	1,499,925	-	-	-	1,500,000
Capital issued for services	66,800	67	462,083	-	-	-	462,150
Capital issued on acquisition of Minera Jeronimo SA de CV	145,500	145	2,371,505		-	-	2,371,650
Cancellation of shares	(6,205,400)	(6,205)	6,205	-	-	-	-
Net Loss	-	-	-	-	(2,034,931)	-	(2,034,931)

Balance December 31, 2007	4,290,284	4,290	4,596,290	-	(2,306,563)	(4,400)	2,289,617

SEE ACCOMPANYING NOTES

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Consolidated Statements of Stockholders’ Deficiency
For the period November 20, 2002 (Date of Inception) to June 30, 2009
(Stated in US Dollars)

	Common Shares		Additional Paid-in Capital	Contributed Surplus	Deficit Accumulated During the Exploration Stage	Accumulated Other Comprehensive Loss	Total Stockholders’ Deficiency
	Number	Amount
Capital issued for financing	100,909	101	554,899	-	-	-	555,000
Capital issued for services	659,430	659	1,498,817	-	-	-	1,499,476
Capital issued for debt	32,727	33	179,967	-	-	-	180,000
Stock based Compensation	-	-	-	22,625	-	-	22,625
Net Loss	-	-	-	-	(4,611,869)	-	(4,611,869)
Balance June 30, 2008	5,083,350	5,083	6,829,973	22,625	(6,918,432)	(4,400)	(65,151)

Capital issued for financing	-	-	-	-	-	-	-
Capital issued for services	-	-	-	-	-	-	-
Capital issued for debt	597,339	598	208,470	-	-	-	209,068
Stock based Compensation	-	-	-	-	-	-	-
Net Loss	-	-	-	-	(297,376)	-	(297,376)
Balance June 30, 2009	5,680,689	5,681	7,038,443	22,625	(7,215,808)	(4,400)	(153,459)

The number of shares issued and outstanding has been restated to give retroactive effect for four forward stock splits, on a six for one basis, a two for one basis, a two for one basis and a two for one basis effective April 29, 2003, March 1, 2006, May 3, 2006 and May 31, 2006, respectively.  The par value and additional paid in capital were adjusted in conformity with the number of shares then issued.

SEE ACCOMPANYING NOTES

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements
June 30, 2009
(Stated in US Dollars)

Note 1

a)  Basis of Presentation

AmMex Gold Mining Corp. changed its name to Wind Works Power Corp. on March 25, 2009.  The Company, incorporated under the laws of the State of Nevada, was primarily engaged in the acquisition and exploration of mining properties, but has since modified its business plan to focus on alternate energy.  The Consolidated financial statements of Wind Works Power Corp. include the accounts of its wholly owned subsidiary Minera Jeronimo S.A. de C.V.

The accompanying consolidated financial statements and notes thereto of Wind Works Power Corp (the “Company”) have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been omitted. The accompanying consolidated financial statements and notes thereto should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s 2008 Annual Report on Form 10-K.

In the opinion of management, these consolidated financial statements reflect all adjustments necessary to present fairly the Company’s consolidated financial position at June 30, 2009 and the consolidated results of operations and consolidated statements of cash flows for the period ended June 30, 2009.

b)  Going Concern

These financial statements have been prepared with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The operations of the Company have primarily been funded by the sale of common stock. Continued operations of the Company are dependent on the Company’s ability to complete additional equity financings or generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through future equity financings.

	June 30, 2009	June 30 2008
Deficit accumulated during the exploration stage	7,215,808	6,918,431
Working capital (deficiency)	(158,126)	(70,985)

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements
June 30, 2009
(Stated in US Dollars)

Note 2

Significant Accounting Policies

The consolidated financial statements are prepared by management in accordance with generally accepted accounting principles of the United States of America.  The preparation of financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates. The principal accounting policies followed by the Company are as follows:

Cash and cash equivalents

Cash and cash equivalents include cash and highly liquid investments with an original maturity of three months or less.

Fair Value of Financial Instruments

The fair market value of the Company’s financial instruments comprising cash, accounts receivable, and accounts payable and accrued liabilities were estimated to approximate their carrying values due to immediate or short-term maturity of these financial instruments.  The Company maintains cash balances at financial institutions which at times, exceed federally insured amounts. The Company has not experienced any material losses in such accounts

Fixed Assets

Fixed Assets are capitalized at cost.  Amortization is recorded on a declining balance basis at a rate between 20% and 30% per annum.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period.  Actual results could differ from these estimates.

Mineral Properties

The Company has not yet realized any revenues from its planned operations.  It was primarily engaged in the acquisition and exploration of mining properties, but has since modified its business plan to focus on alternate energy.  The Company continues to hold a 70% earned interest in the Cerro Gordo joint venture property with EXMIN Resources in Zacatecas State in Mexico as of June 30, 2009.The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves.   To date, the Company has not established the commercial feasibility of its exploration prospects; therefore, all exploration costs are being expensed.  Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, “Whether Mineral Rights Are Tangible or Intangible Assets.” The Company assesses the carrying cost for impairment under SFAS No. 144, “Accounting for Impairment or Disposal of Long Lived Assets” at each fiscal quarter end.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements
June 30, 2009
(Stated in US Dollars)

Note 2

Significant Accounting Policies (Continued)

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property are capitalized.  Such costs will be amortized using the units-of-production method over the estimated lie of the probable reserve.  If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Income Taxes

The Company records income taxes in accordance with SFAS No. 109, using the asset and liability method.  Pursuant to SFAS No. 109 the company is required to compute tax asset benefits for net operating losses carried forward.  Potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future period and accordingly is offset by a valuation allowance. FIN No.48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of tax positions taken into in tax returns.

To the extent interest and penalties may be assessed by taxing authorities on any underpayment of income tax, such amounts would have been accrued and are classified as a component of income tax expense in our Consolidated Statements of Operations. The Company elected this accounting policy, which is a continuation of our historical policy, in connection with our adoption of FIN 48.

Foreign Currency Translation

The Company’s functional currency is the United States dollar. The consolidated financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation” (“SFAS No. 52). Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the consolidated balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Mexican pesos and Peruvian sols. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

The functional currency of the Company’s wholly-owned subsidiary is the Mexican peso. The financial statements of the subsidiary are translated to United States dollars in accordance with SFAS No. 52 using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income (loss) as a component of stockholders’ equity. Foreign currency transaction gains and losses are included in current operations.

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income” establishes standards for the reporting and display of comprehensive income and its components in the financial statements.  As at December 31, 2008, the Company’s only component of comprehensive income was foreign currency translation adjustments.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements
June 30, 2009
(Stated in US Dollars)

Note 2

Principal Accounting Policies (Continued)

Asset Retirement Obligation

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS 143”), “Accounting for Asset Retirement Obligations”, which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognizable over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted-risk-free interest rate. To date, no material asset retirement obligation exists due to the early stage of the Company’s mineral exploration. Accordingly, no liability has been recorded.

Environmental Protection and Reclamation Costs

The operations of the Company have been, and may in the future be affected from time to time in varying degrees by changes in environmental regulations, including those for future removal and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company may vary from region to region and are not predictable.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against statements of operations as incurred or capitalized and amortized depending upon their future economic benefits. The Company does not anticipate any material capital expenditures for environmental control facilities.

Basic and Diluted Net Loss Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, “Earnings per Share”. SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS give effect to all dilutive potential common shares outstanding during the period using the treasury stock method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Stock Issued in Exchange for Services

The valuation of the Company’s common stock issued in exchange for services is valued at an estimated fair market value as determined by officers and directors of the Company based upon trading prices of the Company’s common stock on the dates of the stock transactions.  The corresponding expense of the services rendered is recognized over the period that the services are performed.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements
June 30, 2009
(Stated in US Dollars)

Note 2

Principal Accounting Policies (Continued)

Stock Based Compensation

The Company has adopted the provisions of SFAS No. 123(R), “Share-Based Payment” (“SFAS 123(R)”), which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees’ requisite service period (generally the vesting period of the equity grant).

Fair value measurement

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, "Fair Value Measurement" ("SFAS 157"). The Statement provides guidance for using fair value to measure assets and liabilities. The Statement also expands disclosures about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurement on earnings.

This Statement applies under other accounting pronouncements that require or permit fair value measurements. This Statement does not expand the use of fair value measurements in any new circumstances. Under this Statement, fair value refers to the price that would sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the entity transacts. SFAS 157 is effective for the Company for fair value measurements and disclosures made by the Company in its fiscal period beginning on July 1, 2008.

The Fair Value Option for Financial Assets and Financial Liabilities

On July 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements (“SFAS 157”) as it relates to financial assets and financial liabilities. In February 2008, the FASB staff issued Staff Position No. 157-2, Effective Date of FASB Statement No. 157 (“FSP FAS 157-2”). FSP FAS 157-2 delayed the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The provisions of FSP FAS 157-2 are effective for the Company’s fiscal year beginning July 1, 2009.

SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in SFAS 13. SFAS 157 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements
June 30, 2009
(Stated in US Dollars)

Note 2

Principal Accounting Policies (Continued)

best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under SFAS 157 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
Level 2
Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3	Inputs that are both significant to the fair value measurement and unobservable.

The fair value of cash and cash equivalents and accounts receivables for all periods presented approximate their respective carrying amounts.

Accounting for Deferred Compensation and Post Retirement Benefit Aspects of Collateral Assignment Split Dollar Life Insurance

The Emerging Issues Task Force (EITF) reached consensus on EITF Issue No. 06-10, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Collateral Assignment Split-Dollar Life Insurance Arrangements (EITF 06-10), which requires that a company recognize a liability for the postretirement benefits associated with collateral assignment split-dollar life insurance arrangements. The provisions of EITF 06-10 are effective as of July 1, 2008, and will impact the Company in instances where the Company has contractually agreed to maintain a life insurance policy (i.e., the Company pays the premiums) for an employee in periods in which the employee is no longer providing services. Adoption of this standard has not had a material impact on the Company’s financial position, results of operations or cash flows.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements
June 30, 2009
(Stated in US Dollars)

Note 2

Principal Accounting Policies (Continued)

Employers’ accounting for defined benefit pension and other postretirement plans

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R)" (SFAS 158"). SFAS 158 requires an employer that sponsors one or more single-employer defined benefit plans to (a) recognize the overfunded or underfunded status of a benefit plan in its statement of financial position, (b) recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS 87, "Employers' Accounting for Pensions", or SFAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", (c) measure defined benefit plan assets and obligations as of the date of the employer's fiscal period-end, and (d) disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal period that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. SFAS 158 is effective for the Company's fiscal period beginning July 8, 2008. The adoption of SFAS No. 158 did not have a material impact on the Company's financial position, results of operations or cash flows.

Note 3

Related Party Transactions

During the year ended June 30, 2009, directors received payments on account of professional fees and reimbursement of expenses in the amount of  $1,636 (2008:  $50,308).

During the year ended June 30, 2009, the company issued 4,714,290 common shares with a total fair market value of $165,000 to directors and officers of the Company in settlement of accounts payable.

At the year ended June 30, 2009, the company owes $10,000 (2008: Nil) in loans payable to an officer of the company. There are no terms or conditions to this loan.

All transactions above were in the normal course of business and occurred at fair value.

Note 4

Non-cash Transactions

There were no interest or income taxes paid during 2008 or 2007. During the year ended June 30, 2009, the company entered into certain non-cash operating activities as follows:

a)  The Company expensed $159,064 (2007: $822,734) for common shares issued for services.  The common shares had been issued prior to June 30, 2008, and this amount had been previously included in prepaid expenses as at June 30, 2008.

b)  The Company issued 5,973,393 common shares of the company at a value of $0.035 per share in settlement of accounts payable in the amount of $209,069 (Note 7).

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements
June 30, 2009
(Stated in US Dollars)

Note 5

Fixed Assets

Cost Opening Balance	Additions During the Period	Accumulated Depreciation	Net Book Value at June 30, 2009	Net Book Value at June 30, 2008

$8 ,102	$-	$3,435	$4,667	$5,834

Note 6

Other sort term loans

Other short term loans balance of $26,268 bear interest at 12% per annum, and have no terms of repayment. Remaining short term loan of $10,000 bears no interest, and has no terms of repayment. All loan balances have been repaid subsequent to year end.

Note 7

Subscriptions payable

Subscriptions payable represents balances owing by the company to investors for funds received relating to unissued shares at year end. These shares have been issued subsequent to year end (refer to note 13)

Note 8

Share Capital

Total authorized share capital of the Company is as follows:

200,000,000 Common shares with a par value of $0.001

During the year ended June 30, 2009:

a)  The Company settled accounts payable in the amount of $209,069 by issuance of 5,973,393 common shares.

During the year ended June 30, 2009, the Board of Directors authorized a reverse split of the Company’s Common stock in which every 10 shares of Common stock held by a shareholder were reduced to one share of Common stock. The reverse split was effective as of June 11, 2009.

Note 9

Employee Stock Option Plan

On July 12, 2007, the board and shareholders approved the 2007/08 Stock Incentive & Compensation Plan thereby reserving 6,000,000 common shares for issuance to employees, directors and consultants. The significant details of the plan are as follows:

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements
June 30, 2009
(Stated in US Dollars)

Note 9

Employee Stock Option Plan (Continued)

s	All employees and consultants of the company are eligible to be granted stock options;
s	May issue up to 6,000,000 common shares;
s	Options shall not be priced at less than 100% of the FMV of common stock at the date of grant;
s	Maximum life of option is 10 periods;
s	Options are non-transferable, may only be exercised;
s	Options expire on termination of employment.

On November 29, 2007, the board granted 500,000 stock options expiring December 31, 2009 to a director of the company vesting on January 1, 2008.   During the year ended all options to purchase common stock were cancelled by the board of directors.

Changes in the Company’s stock options for the year ended June 30, 2009 are summarized below:

	Number	Weighted Avg. Exercise Price
Balance, beginning of Year	500,000	$0.20
Cancelled	(500,000)	0.20
Balance, end of Year	-	$0.00

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements
June 30, 2009
(Stated in US Dollars)

Note 10

Segmented Information

Segmented information has been compiled based on the geographic regions that the company has acquired mineral properties and performed its exploration activities.

Loss for the year by geographical segment for the year ended June 30, 2009:

	United States	Mexico	Total
Interest income	$62	-	62

Expenses:
Exploration Expenses	-	29,786	29,786
Geologists	-	-	-
Advertising and Promotion	1,586	-	1,586
Consulting Fees	23,646	-	23,646
Corporate Communications	528	-	528
Employment Compensation	10,000	-	10,000
Insurance	10,201	-	10,201
Amortization	1,167	-	1,167
Office and Miscellaneous	2,189	382	2,571
Professional Fees	52,860	-	52,860
Rent	5,146	-	5,146
Stock based Compensation	159,064	-	159,064
Travel and Lodging	-	-	-
Interest and Service charges	862	21	883
Write-down of Mineral Properties	-	-	-

Total Expenses	267,249	30,189	297,438
Net loss from continuing operations	$267,187	30,189	297,376

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements
June 30, 2009
(Stated in US Dollars)

Note 10

Segmented Information (Continued)

Loss for the year by geographical segment for the year ended June 30, 2008:

	United States	Mexico	Total
Interest income	$9,833	$-	$9,833

Expenses:
Exploration Expenses	349,358	150,652	500,010
Geologists	26,593	3,000	29,593
Advertising and Promotion	18,535	-	18,535
Consulting Fees	175,594	-	175,594
Corporate Communications	409,927	-	409,927
Employment Compensation	863,797	-	863,797
Insurance	47,466	-	47,466
Amortization	1,458	-	1,458
Office and Miscellaneous	25,674	-	25,674
Professional Fees	78,006	-	78,006
Rent	8,543	-	8,543
Stock based Compensation	22,625	-	22,625
Travel and Lodging	7,655	-	7,655
Interest and Service charges	1,168	-	1,168
Write-down of Mineral Properties	2,431,650	-	2,431,650

Total Expenses	4,468,048	153,652	4,621,702
Net loss from continuing operations	$4,458,215	$153,652	$4,611,869

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements
June 30, 2009
(Stated in US Dollars)

Note 10

Segmented Information (Continued)

Assets by geographical segment:

	United States		Mexico		Total
	$		$		$
June 30, 2009
Mineral properties		-		-		-
Equipment		4,667		-		4,667

June 30, 2008
Mineral properties		-		-		-
Equipment		5,834		-		5,834

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements
June 30, 2009
(Stated in US Dollars)

Note 11

Commitments

By a lease agreement dated July 6, 2006, the Company agreed to lease office premises for three periods commencing August 1, 2006 for the following consideration:

2010	$7,832

Note 12

Recent Accounting Pronouncements

Business Combinations

In December 2007, the FASB issued SFAS 141 (revised 2007), Business Combinations (SFAS 141R). SFAS 141R significantly changes the accounting for business combinations in a number of areas including the treatment of contingent consideration, preacquisition contingencies, transaction costs, in-process research and development, and restructuring costs. In addition, under SFAS 141R, changes in an acquired entity's deferred tax assets and uncertain tax positions after the measurement period will impact income tax expense. SFAS 141R is effective for fiscal periods beginning after December 15, 2008. We will adopt SFAS 141R on July 1, 2009. This standard will change our accounting treatment for business combinations on a prospective basis.

Noncontrolling Interests in Consolidated Financial Statements

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated.  The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners.  SFAS 160 is effective for fiscal periods beginning after December 15, 2008.  Adoption of this standard is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements
June 30, 2009
(Stated in US Dollars)

Note 12

Recent Accounting Pronouncements (Continued)

Disclosures about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (SFAS 161). SFAS 161 amends and expands the disclosure requirements of SFAS 133, Accounting for Derivative Instruments and Hedging Activities. It requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This statement is effective for financial statements issued for fiscal periods beginning after November 15, 2008. Accordingly, the Company will adopt SFAS 161 in fiscal 2010.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162). This statement identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in accordance with GAAP. With the issuance of this statement, the FASB concluded that the GAAP hierarchy should be directed toward the entity and not its auditor, and reside in the accounting literature established by the FASB as opposed to the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 69, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The Company has evaluated the new statement and have determined that it will not have a significant impact on the determination or reporting of the Company’s financial results.

Accounting for Financial Guarantee Insurance Contracts

In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60." SFAS 163 requires that an insurance enterprise recognize a claim  liability prior to an event  of  default  (insured  event) when there is evidence that credit deterioration  has occurred in an insured financial obligation.  This Statement also clarifies how Statement 60 applies to financial guarantee  insurance contracts,  including the  recognition and measurement to be used to account for premium  revenue  and claim  liabilities.  Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises.  This Statement requires expanded disclosures about financial guarantee insurance contracts.  The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.  SFAS 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008.  We will adopt SFAS 160 on July 1, 2009. The Company does not expect the adoption of SFAS 163 will have a material impact on its financial condition or results of operation.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements
June 30, 2009
(Stated in US Dollars)

Note 12

Recent Accounting Pronouncements (Continued)

Subsequent events

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events," which establishes general standards for accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The pronouncement requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, whether that date represents the date the financial statements were issued or were available to be issued. SFAS 165 is effective with interim and annual financial periods ending after June 15, 2009. We will adopt SFAS 160 on July 1, 2009. Management has evaluated the impact of the adoption of SFAS 165 and it has had no impact the Company's results of operations, financial position or cash flows.

Accounting for Transfers of Financial Assets

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement” (“SFAS 166”).  SFAS No. 166 is intended to establish standards of financial reporting for the transfer of assets and transferred assets to improve the relevance, representational faithfulness, and comparability.  SFAS 166 was established to clarify derecognition of assets under FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  SFAS No. 166 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2009. We will adopt SFAS 166 on July 1, 2009. The Company has determined that the adoption of SFAS No. 166 will have no impact will have on its consolidated financial statements.

Amendments of FASB Interpretation No. 46(R)

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS No. 167”).  SFAS No. 167 eliminates the exception to consolidate a qualifying special-purpose entity, changes the approach to determining the primary beneficiary of a variable interest entity and requires companies to more frequently re-assess whether they must consolidate variable interest entities.  Under the new guidance, the primary beneficiary of a variable interest entity is identified qualitatively as the enterprise that has both (a) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance, and (b) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity.  SFAS No. 167 becomes effective for the Company’s fiscal 2011 year-end and interim reporting periods thereafter.  The Company does not expect SFAS No. 167 to have a material impact on its financial statements.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements
June 30, 2009
(Stated in US Dollars)

Note 12

Recent Accounting Pronouncements (Continued)

FASB Accounting Standards Codification

In July 2009, the FASB issued SFAS No. 168, "FASB Accounting Standards Codification" ("SFAS 168"), as the single source of authoritative nongovernmental U.S. generally accepted accounting principles (GAAP). The Codification is effective for interim and annual periods ending after September 15, 2009. All existing accounting standards are superseded as described in SFAS 168. All other accounting literature not included in the Codification is non-authoritative. Management is currently evaluating the impact of the adoption of SFAS 168 but does not expect the adoption of SFAS 168 to impact the Company's results of operations, financial position or cash flows.

Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion

In May 2008, the FASB issued FSP No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP 14-1”). FSP 14-1 applies to convertible debt instruments that, by their stated terms, may be settled in cash (or other assets) upon conversion, including partial cash settlement, unless the embedded conversion option is required to be separately accounted for as a derivative under FASB Statement No. 133. Convertible debt instruments within the scope of FSP 14-1 are not addressed by the existing APB 14. FSP 14-1 would require that the liability and equity components of convertible debt instruments within the scope of FSP 14-1 be separately accounted for in a manner that reflects the entity’s nonconvertible debt borrowing rate. This will require an allocation of the convertible debt proceeds between the liability component and the embedded conversion option (i.e., the equity component). The difference between the principal amount of the debt and the amount of the proceeds allocated to the liability component would be reported as a debt discount and subsequently amortized to earnings over the instrument’s expected life using the effective interest method. FSP APB 14-1 is effective for the Company’s fiscal year beginning July 1, 2009 and will be applied retrospectively to all periods presented. Adoption of this standard is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements
June 30, 2009
(Stated in US Dollars)

Note 13

Subsequent events

On July 1, 2009 Wind Works entered into two consulting contracts which provide in part for the consultants to provide detailed market research reports on the wind industry in both Asia and Europe.  In consideration for the preparation of the reports, we issued to each of the consultants 1.5 million shares of our registered common stock.  The issuance of the shares of common stock was subject to approval by our Board of Directors. The Board approved the issuance of the shares of common stock on September 11, 2009.

On August 7, 2009 the Company issued 375,577 restricted shares to convert a portion of the loans payable of $37,657.70 to equity at $0.10 per share. On September 21, 2009, the company issued 1,000 restricted shares at $.10 per share to convert the remaining loans payable balance to equity.

On August 20, 2009 the previously announced private placement of June 12, 2009 was closed. The funds raised through the private placement total $276,015. The total number of restricted shares issued was 2,460,150 at $.10 per share. On September 21, 2009, the company issued the remaining 300,000 shares left as part of this private placement at $.10 per share.

On August 27, 2009 the Company issued 4,950,000 shares at $0.10 per share for services rendered.

On Sept. 21, 2009 the Company announced it signed two agreements with Zero Emission People LLC (ZEP).  The first is a Joint Venture Agreement relating to two wind energy projects totaling 20 megawatts located in Ontario, Canada.  The second is an Option Agreement whereby Wind Works has the right to acquire up to a 100% interest in an additional 400 megawatts of wind energy projects over the next 12 months.

As consideration for the contribution of the Projects to the Joint Venture, the Company shall issue to ZEP, or its nominees, 1,500,000 shares of Wind Works common stock. The common stock will be issued pursuant to an exemption from registration and will be subject to resale limitations as prescribed by Rule 144 of the Securities Act of 1933.  Wind Work’s equity interest in the Joint Venture can increase to up to 100% by Wind Works paying to ZEP the fair market value of the increased interest in a combination of stock and cash, the exact terms of which will be subject to mutual agreement.  Following formation of the Joint Venture, the first $210,000 of expenses will be paid by Wind Works, and thereafter all expenses and revenues shall be allocated between the parties based on a pro rata with respect to each party’s respective equity ownership in the Joint Venture.

In consideration for the grant of the Option, Wind Works shall issue to ZEP or its nominee(s) a total of 3,500,000 shares of Wind Works common stock.  The common stock will be issued pursuant to an exemption from registration from the Securities Act of 1933, as amended, and will be subject to resale limitations as prescribed by Rule 144 of the Act.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements
June 30, 2009
(Stated in US Dollars)

Note 14
Income taxes

At June 30, 2009, the Company has unused tax loss carry forwards in the United States of $3,727,945 (2008 - $3,580,914 expiring between the years 2026 and 2029 which are available to reduce taxable income. As at June 30, 2009 the Company has unused tax loss carry forwards in Mexico of $875,523 (2008 - $885,509) which are available to reduce taxable income. The tax effect of the significant components within the Company's deferred tax asset (liability) at June 30, 2009 are as follows:

	2009	2008
United States
Loss carry forwrds	1,267,501	1,217,477
Property, plant and equipment	827,930	827,533
Mexico
Loss carry forwards	245,146	247,943
Property, plant and equipment	-	-

Valuation allowance	(2,340,577)	(2,292,952)

Net deferred tax asset	-	-

The income tax expense differs from the amounts computed by applying the statutory rate to pre-tax losses as a result of the following:

	2009	2008

Loss before income taxes	(297,376)	(4,611,867)
Statutory tax rate	34%	34%
Effective tax rate		-
Expected recovery at statutory tax rate	(101,108)	(1,568,035)
Adjustments to benefits resulting from:

Impact of lower tax rate in subsidiaries	(996)	9,219
Non deductible expenses	54,479	7,693
Terminal loss on disposal of asset	-	-

Valuation allowance	47,625	1,551,123
Provision for income taxes	-	-

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements
June 30, 2009
(Stated in US Dollars)

Note 14

Income taxes (Continued)

Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried  forward in future years.

Wind Works Power Corp.

(Formerly AmMex Gold Mining Corp. - an Exploration Stage Mining Company)

Unaudited
Consolidated Financial Statements

Period ended December 31, 2009 and 2008

MANAGEMENT’S RESPONSIBILITY FOR CONSOLIDATED FINANCIAL STATEMENTS

To the shareholders of Wind Works Power Corp. (Formerly AmMex Gold Mining Corp. - an Exploration Stage Mining Company)

The consolidated financial statements and the notes thereto are the responsibility of the management of Wind Works Power Corp. (Formerly AmMex Gold Mining Corp. - an Exploration Stage Mining Company). These consolidated financial statements have been prepared in accordance with country-regionUnited States generally accepted accounting principles.

Management has developed and maintained a system of internal controls to provide reasonable assurance that all assets are safeguarded and to facilitate the preparation of relevant, reliable and timely financial information.

The Board of Directors is responsible for ensuring that management fulfills its responsibilities for financial reporting and internal control.

“Ingo Stuckmann”

Ingo Stuckmann
President

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp. - an Exploration Stage Mining Company)
Consolidated Balance Sheets (Unaudited)
As at December 31, 2009 and June 30, 2009
(Expressed in country-regionUnited States dollars, unless otherwise stated)

	December 31, 2009 (Unaudited)	June 30, 2009 (Audited)
Assets
Current Assets
Cash and Cash Equivalents	$68,545	$28,606
Prepaid Expenses	7,793	11,290
Accounts Receivable	498	477
	76,836	40,373
Long Term Assets

Wind Projects (Note 11)	2,409,118	-
Fixed Assets (Note 5)	4,196	4,667
	2,413,314	4,667

	$2,490,150	$45,040

Liabilities and Stockholders' Deficiency
Liabilities
Current Liabilities
Accounts Payable and Accrued Liabilities	$2,030,540	$73,731
Other Short Term Loans (Note 6)	955,596	36,268
Subscriptions Payable (Note 7)	-	88,500
	2,986,136	198,499

Stockholders' Deficiency
Common Stock (Note 9)	26,868	5,681
Additional Paid-in Capital	14,146,212	7,038,443
Contributed Surplus	713,169	22,625
Deficit Accumulated during the Development Stage	(15,377,835)	(7,215,808)
Accumulated Other Comprehensive Loss	(4,000)	(4,400)
	(495,986)	(153,459
	$2,490,150	$45,040

Going concern (Note 1), Subsequent events (Note 13)

The accompanying notes are an integral part of the consolidated financial statements.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp. - an Exploration Stage Mining Company)
Consolidated Statement of Operations (Unaudited)
For the Period Ended December 31, 2009 and 2008
(Expressed in country-regionUnited States dollars, unless otherwise stated)

	Three Month Period Ended December 31, 2009	Six Month Period Ended December 31, 2009	Three Month Period Ended December 31, 2008	Six Month Period Ended December 31, 2008	Cumulative Since November 20, 2002 to December 31, 2009
Revenue
Interest Income	$3	$33	$13	$53	$12,557

Expenses
Exploration Expenses (Recovery)	5,360	(39,866)	(2,096)	(10,885)	1,606,467
Geologists	-	-	-	-	264,469
Advertising and Promotion	37,049	39,776	703	1,372	114,696
Consulting Fees	998	998	-	-	459,949
Corporate Communications	-	72	151	230	531,506
Employment Compensation	-	-	-	-	1,230,483
Insurance	-	-	-	10,201	99,308
Depreciation	235	471	294	588	3,905
Office and Miscellaneous	4,474	8,248	341	825	76,822
Professional Fees	49,931	85,536	(309)	8,950	384,054
Rent	2,190	4,413	-	2,232	28,888
Stock-based Compensation	5,128,293	6,991,644	62,739	159,064	7,173,332
Travel and Lodging	5,718	11,443	-	-	27,721
Interest and Service charges	10,482	80,002	283	561	85,178
Project Development Costs	979,324	979,324	-	-	979,324
Write-down on Mineral Properties	-	-	-	-	2,431,650
Total Operating Expenses	6,224,054	8,162,061	62,106	173,138	15,497,752

Net Loss for the Period before Other Items	6,224,051	8,162,028	62,093	173,085	15,485,195

Other Items:
Gain on Forgiveness of Debt	-	-	-	-	102,960
Net Loss for the Period	6,224,051	8,162,028	62,093	173,085	15,382,235

Comprehensive Loss	-	-	-	-	(4,400)
Comprehensive Loss for the Period	$6,224,051	$8,162,028	$62,093	$173,085	$15,377,835
Basic and Diluted Loss per Share	$(0.25)	$(0.44)	$(0.01)	$(0.01)
Weighted Average Number of Shares Outstanding	24,723,939	18,654,999	56,806,885	55,313,536

The accompanying notes are an integral part of the consolidated financial statement

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp. - an Exploration Stage Mining Company)
Consolidated Statement of Cash Flows (Unaudited)
For the Period Ended December 31, 2009 and 2008
(Expressed in United States dollars, unless otherwise stated)

	Period ended December 31, 2009	Period Ended December 31, 2008	November 20, 2002 (Date of Inception) to December 31, 2009
Cash Flows from Operating Activities
Net loss for the period	$(8,162,028)	$(173,085)	$(15,377,835)
Add (deduct) non-cash items:
Depreciation	471	588	3,906
Write-down of mineral properties	-	-	2,431,650
Loan interest	-	-	1,391
Shares issued for services	6,301,100	159,064	8,339,927
Stock based compensation	690,544	-	872,233
Write-off of accounts receivable	-	-	333
Loss on disposal of assets	-	-	(675)
Gain on forgiveness of debt	-	-	(102,960)
Foreign exchange	-	-	(4,069)
Changes in non-cash working capital items:
Accounts receivable	(21)	27	(498)
Prepaid expenses	(1,503)	8,320	(2,793)
Accounts payable and accrued liabilities	68,266	(83,064)	310,967
	$(1,103,171)	$(88,150)	(3,528,423)
Cash Flows from Investing Activities
Purchase of equipment	-	-	(8,102)
Acquisition of mineral properties	-	-	(60,000)
	$-	$-	$(68,102)
Cash Flows from Financing Activities
Capital stock issued	187,514	-	2,267,294
Demand note	-	10,000	180,000
Advances from related parties	-	-	137,412
Subscriptions payable	955,596	-	955,596
Long term debt	-	-	124,768
	$1,143,110	$10,000	$3,665,070
Increase (decrease) in cash from continuing operations	39,939	(78,150)	68,545
Cash, beginning of the year	28,606	82,054	-
Cash, end of the year	$68,545	$3,904	$68,545

Supplemental disclosure of non-cash transactions (Note 4)
The accompanying notes are an integral part of the consolidated financial statement

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp. - an Exploration Stage Mining Company)
Consolidated Statements of Stockholders’ Deficiency (Unaudited)
For the period November 20, 2002 (Date of Inception) to December 31, 2009
(Stated in US Dollars)

	Common Shares		Additional Paid-in Capital	Contributed Surplus	Deficit Accumulated During the Exploration Stage	Accumulated Other Comprehensive Loss	Total Stockholders’ Deficiency (Equity)
	Number	Amount
Issued for services on November 23, 2002 – at $0.0002 per share	5,760,000	$5,760	$6,240	$-	$-	$-	$12,000
Issued for cash – at $0.0004 per share	4,860,000	4,860	15,390	-	-	-	20,250
Foreign currency translation adjustment	-	-	-	-	-	(374)	(374)
Net loss for the period ended September 30, 2003	-	-	-	-	(47,677)	-	(47,677)

Balance, September 30, 2003	10,620,000	10,620	21,630	-	(47,677)	(374)	(15,801)
Issued for cash – at $0.025 per share	18,120	18	4,512	-	-	-	4,530
Contributed services	-	-	40,000	-	-	-	40,000
Foreign currency translation adjustment	-	-	-	-	-	(229)	(229)
Net loss for the period ended September 30, 2004	-	-	-	-	(80,605)	-	(80,605)

Balance, September 30, 2004	10,638,120	10,638	66,142	-	(128,282)	(603)	(52,105)
Contributed services	-	-	30,000	-	-	-	30,000
Foreign currency translation adjustment	-	-	-	-	-	(1,705)	(1,705)
Net loss for the period ended September 30, 2005	-	-	-	-	(83,763)	-	(83,763)

Balance, September 30, 2005	10,638,120	10,638	96,142	-	(212,045)	(2,308)	(107,573)

The accompanying notes are an integral part of the consolidated financial statement

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp. - an Exploration Stage Mining Company)
Consolidated Statements of Stockholders’ Deficiency (Unaudited)
For the period November 20, 2002 (Date of Inception) to December 31, 2009
(Stated in US Dollars)

	Common Shares		Additional Paid-in Capital	Contributed Surplus	Deficit Accumulated During the Exploration Stage	Accumulated Other Comprehensive Loss	Total Stockholders’ Deficiency (Equity)
	Number	Amount
Issued for services	300,000	3,00	119,700	-	-	-	120,000
Shares returned to treasury	(729,736)	(730)	730	-	-	-	-
Contributed services	-	-	40,000	-	-	-	40,000
Foreign currency translation adjustment	-	-	-	-	-	(2,092)	(2,092)
Net loss for the period ended September 30, 2006	-	-	-	-	(59,587)	-	(59,587)

Balance September 30, 2006	10,208,384	10,208	256,572	-	(271,632)	(4,400)	(9,252)

Capital issued for financing	75,000	75	1,499,925	-	-	-	1,500,000
Capital issued for services	66,800	67	462,083	-	-	-	462,150
Capital issued on acquisition of Minera Jeronimo SA de CV	145,500	145	2,371,505		-	-	2,371,650
Cancellation of shares	(6,205,400)	(6,205)	6,205	-	-	-	-
Net Loss	-	-	-	-	(2,034,931)	-	(2,034,931)

Balance December 31, 2007	4,290,284	4,290	4,596,290	-	(2,306,563)	(4,400)	2,289,617

The accompanying notes are an integral part of the consolidated financial statement

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp. - an Exploration Stage Mining Company)
Consolidated Statements of Stockholders’ Deficiency (Unaudited)
For the period November 20, 2002 (Date of Inception) to December 31, 2009
(Stated in US Dollars)

	Common Shares		Additional Paid-in Capital	Contributed Surplus	Deficit Accumulated During the Exploration Stage	Accumulated Other Comprehensive Loss	Total Stockholders’ Deficiency (Equity)
	Number	Amount
Capital issued for financing	100,909	101	554,899	-	-	-	555,000
Capital issued for services	659,430	659	1,498,817	-	-	-	1,499,476
Capital issued for debt	32,727	33	179,967	-	-	-	180,000
Stock based Compensation	-	-	-	22,625	-	-	22,625
Net Loss	-	-	-	-	(4,611,869)	-	(4,611,869)
Balance June 30, 2008	5,083,350	5,083	6,829,973	22,625	(6,918,432)	(4,400)	(65,151)

Capital issued for financing	-	-	-	-	-	-	-
Capital issued for services	-	-	-	-	-	-	-
Capital issued for debt	597,339	598	208,470	-	-	-	209,068
Stock based Compensation	-	-	-	-	-	-	-
Net Loss	-	-	-	-	(297,376)	-	(297,376)
Balance June 30, 2009	5,680,689	5,681	7,038,443	22,625	(7,215,808)	(4,400)	(153,459)

Capital issued for financing	2,760,150	2,760	273,255	-	-	-	276,015
Capital issued for services	7,950,000	7,950	1,970,550	-	-	-	1,978,500
Capital issued for debt	376,577	377	105,065	-	-	-	105,442
Subscription receivable			(5,000)				(5,000)
Stock based Compensation	-	-	-	-	-	-	-
Net Loss	-	-	-	-	(1,937,977)	-	(1,937,978)
Balance September 30, 2009	16,767,416	16,768	9,382,313	22,625	(9,153,785)	(4,400)	263,520

The accompanying notes are an integral part of the consolidated financial statement

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp. - an Exploration Stage Mining Company)
Consolidated Statements of Stockholders’ Deficiency (Unaudited)
For the period November 20, 2002 (Date of Inception) to December 31, 2009
(Stated in US Dollars)

	Common Shares		Additional Paid-in Capital	Contributed Surplus	Deficit Accumulated During the Exploration Stage	Accumulated Other Comprehensive Loss	Total Stockholders’ Deficiency (Equity)
	Number	Amount
Capital issued for financing	-	-	-	-	-	-	-
Capital issued for services	3,100,000	3,100	2,880,900	-	-	-	2,884,000
Capital issued for debt	-	-	5,000	-	-	-	5,000
Capital issued for wind projects	2,000,000	2,000	1,878,000	-	-	-	1,880,000
Capital issued for acquisition of ZEP	5,000,001	5,000	-	-	-	-	5,000
Stock based compensation	-	-	-	690,544	-	-	690,544
Net Loss	-	-	-	-	(6,224,051)	-	(6,224,051)
Balance December 31, 2009	26,867,417	26,868	14,146,212	713,169	(15,377,835)	(4,400)	(495,986)

The number of shares issued and outstanding has been restated to give retroactive effect for four forward stock splits, on a six for one basis, a two for one basis, a two for one basis and a two for one basis effective April 29, 2003, March 1, 2006, May 3, 2006 and May 31, 2006, respectively. Also, the number of shares issued and outstanding has been restated to give retroactive effect for a reverse stock split on a ten for one basis. The par value and additional paid in capital were adjusted in conformity with the number of shares then issued.

The accompanying notes are an integral part of the consolidated financial statement

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements (Unaudited)
For the Six Month Period Ended December 31, 2009
(Stated in US Dollars)

1.	Basis of Presentation

AmMex Gold Mining Corp. changed its name to Wind Works Power Corp. (the “Company”) on March 25, 2009.  The Company, incorporated under the laws of the State of Nevada, was primarily engaged in the acquisition and exploration of mining properties, but has since modified its business plan to focus on alternate energy.  The unaudited consolidated financial statements of Wind Works Power Corp. include the accounts of its wholly owned subsidiary Minera Jeronimo S.A. de C.V.

The accompanying unaudited consolidated financial statements and notes thereto of Wind Works Power Corp have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been omitted. The accompanying unaudited consolidated financial statements and notes thereto should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s June 30, 2009 Annual Report on Form 10-K.

In the opinion of management, these unaudited consolidated financial statements reflect all adjustments necessary to present fairly the Company’s consolidated financial position at December 31, 2009 and the consolidated results of operations and consolidated statements of cash flows for the period ended December 31, 2009. The results of operations for the three and six month’s periods ended December 31, 2009 are not necessarily indicative of the results to be expected for the entire fiscal year.

Going Concern

These financial statements have been prepared with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The operations of the Company have primarily been funded by the sale of common stock. Continued operations of the Company are dependent on the Company’s ability to complete additional equity financings or generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through future equity financings.

	December 31, 2009	June 30 2009
Deficit accumulated during the exploration stage	15,377,835	7,215,808
Working capital (deficiency)	(2,909,301)	(158,126)

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements (Unaudited)
For the Six Month Period Ended December 31, 2009
(Stated in US Dollars)

2.	Significant Accounting Policies

The consolidated financial statements are prepared by management in accordance with generally accepted accounting principles of the United States of America. Actual results could differ from these estimates. The principal accounting policies followed by the Company are as follows:

Cash and cash equivalents

Cash and cash equivalents include cash and highly liquid investments with an original maturity of three months or less.

Fair Value of Financial Instruments

The fair market value of the Company’s financial instruments comprising cash, accounts receivable, and accounts payable and accrued liabilities were estimated to approximate their carrying values due to immediate or short-term maturity of these financial instruments.  The Company maintains cash balances at financial institutions which at times, exceed federally insured amounts. The Company has not experienced any material losses in such accounts

Fixed Assets

Fixed Assets are capitalized at cost.  Amortization is recorded on a declining balance basis at a rate of 20% per annum.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period.  Actual results could differ from these estimates.

Wind Farm Developmental Properties

The Company has not yet realized any revenues from its planned operations.  It was primarily engaged in the acquisition and exploration of mining properties, but has since modified its business plan to focus on alternate energy.  The Company expenses all costs related to the maintenance and exploration of developmental wind farms in which it has secured rights prior to establishment of commercial feasibility.  To date, the Company has not established the commercial feasibility of its projects; therefore, all costs are being expensed.  Developmental wind farm acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, “Whether Mineral Rights Are Tangible or Intangible Assets.” The Company assesses the carrying cost for impairment under SFAS No. 144, “Accounting for Impairment or Disposal of Long Lived Assets” at each fiscal quarter end.  When it has been determined that a wind farm property can be economically developed, the costs then incurred to develop such property are capitalized.  Such costs will be amortized using the units-of-production method over the estimated life of the project.  If developmental wind farm properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements (Unaudited)
For the Six Month Period Ended December 31, 2009
(Stated in US Dollars)

2.	Significant Accounting Policies (Continued)

Income Taxes

The Company records income taxes in accordance with SFAS No. 109, using the asset and liability method.  Pursuant to SFAS No. 109 the company is required to compute tax asset benefits for net operating losses carried forward.  Potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future period and accordingly is offset by a valuation allowance. FIN No.48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of tax positions taken into in tax returns.

To the extent interest and penalties may be assessed by taxing authorities on any underpayment of income tax, such amounts would have been accrued and are classified as a component of income tax expense in the Consolidated Statements of Operations. The Company elected this accounting policy, which is a continuation of our historical policy, in connection with the Company’s adoption of FIN 48.

Foreign Currency Translation

The Company’s functional currency is the United States dollar. The consolidated financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation” (“SFAS No. 52). Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the consolidated balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Mexican pesos and Peruvian sols. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

The functional currency of the Company’s wholly-owned subsidiary is the Mexican peso. The financial statements of the subsidiary are translated to United States dollars in accordance with SFAS No. 52 using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income (loss) as a component of stockholders’ equity. Foreign currency transaction gains and losses are included in the statement of operations.

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income” establishes standards for the reporting and display of comprehensive income and its components in the financial statements.  As at December 31, 2009, the Company’s only component of comprehensive income was foreign currency translation adjustments.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements (Unaudited)
For the Six Month Period Ended December 31, 2009
(Stated in US Dollars)

2.	Significant Accounting Policies (Continued)

Asset Retirement Obligation

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS 143”), “Accounting for Asset Retirement Obligations”, which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognizable over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted-risk-free interest rate. To date, no material asset retirement obligation exists due to the early stage of the Company’s mineral exploration. Accordingly, no liability has been recorded.

Environmental Protection and Reclamation Costs

The operations of the Company have been, and may in the future be affected from time to time in varying degrees by changes in environmental regulations, including those for future removal and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company may vary from region to region and are not predictable.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against statements of operations as incurred or capitalized and amortized depending upon their future economic benefits. The Company does not anticipate any material capital expenditures for environmental control facilities.

Basic and Diluted Net Loss Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, “Earnings per Share”. SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS give effect to all dilutive potential common shares outstanding during the period using the treasury stock method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Stock Issued in Exchange for Services

The valuation of the Company’s common stock issued in exchange for services is valued at an estimated fair market value as determined by officers and directors of the Company based upon trading prices of the Company’s common stock on the dates of the stock transactions.  The corresponding expense of the services rendered is recognized over the period that the services are performed.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements (Unaudited)
For the Six Month Period Ended December 31, 2009
(Stated in US Dollars)

2.	Significant Accounting Policies (Continued)

Stock Based Compensation

The Company has adopted the provisions of SFAS No. 123(R), “Share-Based Payment” (“SFAS 123(R)”), which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees’ requisite service period (generally the vesting period of the equity grant).

Fair value measurement

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, "Fair Value Measurement" ("SFAS 157"). The Statement provides guidance for using fair value to measure assets and liabilities. The Statement also expands disclosures about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurement on earnings.

This Statement applies under other accounting pronouncements that require or permit fair value measurements. This Statement does not expand the use of fair value measurements in any new circumstances. Under this Statement, fair value refers to the price that would sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the entity transacts. SFAS 157 is effective for the Company for fair value measurements and disclosures made by the Company in its fiscal period beginning on July 1, 2008.

The Fair Value Option for Financial Assets and Financial Liabilities

On July 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements (“SFAS 157”) as it relates to financial assets and financial liabilities. In February 2008, the FASB staff issued Staff Position No. 157-2, Effective Date of FASB Statement No. 157 (“FSP FAS 157-2”). FSP FAS 157-2 delayed the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The provisions of FSP FAS 157-2 are effective for the Company’s fiscal year beginning July 1, 2009.

SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in SFAS 13. SFAS 157 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under SFAS 157 are described below:

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements (Unaudited)
For the Six Month Period Ended December 31, 2009
(Stated in US Dollars)

2.	Significant Accounting Policies (Continued)

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
Level 2
Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3	Inputs that are both significant to the fair value measurement and unobservable.

The fair value of cash and cash equivalents and accounts receivables for all periods presented approximate their respective carrying amounts.

Accounting for Deferred Compensation and Post Retirement Benefit Aspects of Collateral Assignment Split Dollar Life Insurance

The Emerging Issues Task Force (EITF) reached consensus on EITF Issue No. 06-10, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Collateral Assignment Split-Dollar Life Insurance Arrangements (EITF 06-10), which requires that a company recognize a liability for the postretirement benefits associated with collateral assignment split-dollar life insurance arrangements. The provisions of EITF 06-10 are effective as of July 1, 2008, and will impact the Company in instances where the Company has contractually agreed to maintain a life insurance policy (i.e., the Company pays the premiums) for an employee in periods in which the employee is no longer providing services. Adoption of this standard has not had a material impact on the Company’s financial position, results of operations or cash flows

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements (Unaudited)
For the Six Month Period Ended December 31, 2009
(Stated in US Dollars)

2.	Significant Accounting Policies (Continued)

Employers’ accounting for defined benefit pension and other postretirement plans

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R)" (SFAS 158"). SFAS 158 requires an employer that sponsors one or more single-employer defined benefit plans to (a) recognize the overfunded or underfunded status of a benefit plan in its statement of financial position, (b) recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS 87, "Employers' Accounting for Pensions", or SFAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", (c) measure defined benefit plan assets and obligations as of the date of the employer's fiscal period-end, and (d) disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal period that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. SFAS 158 is effective for the Company's fiscal period beginning July 1, 2008. The adoption of SFAS No. 158 did not have a material impact on the Company's financial position, results of operations or cash flows.

Business Combinations

In December 2007, the FASB issued SFAS 141 (revised 2007), Business Combinations (SFAS 141R). SFAS 141R significantly changes the accounting for business combinations in a number of areas including the treatment of contingent consideration, preacquisition contingencies, transaction costs, in-process research and development, and restructuring costs. In addition, under SFAS 141R, changes in an acquired entity's deferred tax assets and uncertain tax positions after the measurement period will impact income tax expense. SFAS 141R is effective for fiscal periods beginning after December 15, 2008. The Company adopted SFAS 141R on July 1, 2009. This standard did not have a material impact on the Company’s financial statements.

Non-controlling Interests in Consolidated Financial Statements

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated.  The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners.  SFAS 160 is effective for fiscal periods beginning after December 15, 2008.  The Company adopted SFAS 141R on July 1, 2009. This standard did not have a material impact on the Company’s financial statements.

Disclosures about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (SFAS 161). SFAS 161 amends and expands the disclosure requirements of SFAS 133, Accounting for Derivative Instruments and Hedging Activities. It requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This statement is effective for financial statements issued for fiscal periods beginning after November 15, 2008. The Company adopted SFAS 141R on July 1, 2009. This standard did not have a material impact on the Company’s financial statements.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements (Unaudited)
For the Six Month Period Ended December 31, 2009
(Stated in US Dollars)

2.	Significant Accounting Policies (Continued)

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162). This statement identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in accordance with GAAP. With the issuance of this statement, the FASB concluded that the GAAP hierarchy should be directed toward the entity and not its auditor, and reside in the accounting literature established by the FASB as opposed to the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 69, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The Company has evaluated the new statement and have determined that it did not have a significant impact on the determination or reporting of the Company’s financial results.

Accounting for Financial Guarantee Insurance Contracts

In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60." SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation.  This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities.  Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises.  This Statement requires expanded disclosures about financial guarantee insurance contracts.  The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.  SFAS 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008.  The Company adopted SFAS 141R on July 1, 2009. This standard did not have a material impact on the Company’s financial statements.

Subsequent events

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events," which establishes general standards for accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The pronouncement requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, whether that date represents the date the financial statements were issued or were available to be issued. SFAS 165 is effective with interim and annual financial periods ending after June 15, 2009. The Company adopted SFAS 141R on July 1, 2009. This standard did not have a material impact on the Company’s financial statements.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements (Unaudited)
For the Six Month Period Ended December 31, 2009
(Stated in US Dollars)

2.	Significant Accounting Policies (Continued)

Accounting for Transfers of Financial Assets

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement” (“SFAS 166”).  SFAS No. 166 is intended to establish standards of financial reporting for the transfer of assets and transferred assets to improve the relevance, representational faithfulness, and comparability.  SFAS 166 was established to clarify derecognition of assets under FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  SFAS No. 166 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2009. The Company adopted SFAS 141R on July 1, 2009. This standard did not have a material impact on the Company’s financial statements.

Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion

In May 2008, the FASB issued FSP No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP 14-1”). FSP 14-1 applies to convertible debt instruments that, by their stated terms, may be settled in cash (or other assets) upon conversion, including partial cash settlement, unless the embedded conversion option is required to be separately accounted for as a derivative under FASB Statement No. 133. Convertible debt instruments within the scope of FSP 14-1 are not addressed by the existing APB 14. FSP 14-1 would require that the liability and equity components of convertible debt instruments within the scope of FSP 14-1 be separately accounted for in a manner that reflects the entity’s nonconvertible debt borrowing rate. This will require an allocation of the convertible debt proceeds between the liability component and the embedded conversion option (i.e., the equity component). The difference between the principal amount of the debt and the amount of the proceeds allocated to the liability component would be reported as a debt discount and subsequently amortized to earnings over the instrument’s expected life using the effective interest method. The Company adopted SFAS 141R on July 1, 2009. This standard did not have a material impact on the Company’s financial statements.

3.	Related Party Transactions

During the period ended December 31, 2009, directors received payments on account of professional fees and reimbursement of expenses in the amount of $ 14,527 (2008: $ nil).

During the period ended December 31, 2009, the Company issued 2,000,000 common shares to related parties (2008- 4,714,285 common shares) for services rendered, for total consideration of $1,880,000 (2008 - $165,000).

At December 31, 2009, the Company recorded a payable to related parties for shares granted of 1,400,000 common shares (2008 – nil common shares) for services rendered, for total consideration of $1,316,000 (2008 – nil).

At December 31, 2009, the Company recorded a payable to a company related by way of directors in common of $225,000 (2008 – nil) related to the acquisition of a 50% interest in the Settlers Landing wind development project (Note 11).

At December 31, 2009, the Company recorded a payable to a company related by way of directors in common of CDN $300,000 (2008 – nil) related to the acquisition of a 50% interest in the Settlers Landing wind development project (Note 11).

All transactions with related parties are made in the normal course of business and measured at carrying value.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements (Unaudited)
For the Six Month Period Ended December 31, 2009
(Stated in US Dollars)

4.	Non-Cash Transactions

There were no interest or income taxes paid during 2009 or 2008. During the period ended December 31, 2009, the company entered into certain non-cash operating activities as follows:

a) The Company issued 3,100,000 shares of the company at various share prices for a total consideration of $2,884,000 (2008: $159,064) for services rendered.

b) The Company issued 2,000,000 common shares of the company at a value of $0.94 per share in settlement of Wind Project Agreements for a total consideration of $1,880,000 (2008: $ nil) (Note 11).

5.	Fixed Assets

Cost Opening Balance	Accumulated Depreciation	Net Book Value at December 31, 2009	Net Book Value at June 30, 2009

$8 ,102	$3,906	$4,196	$4,667

During the period ended December 31, 2009, total additions to property, plant and equipment were $ nil (2008- $ nil).  During the period ended December 31, 2009 the Company recorded depreciation of $471.

6.	Other short term loans

During the period ended December 31, 2009, the Company issued convertible debentures relating to loans from investors in the amount of $955,596 (2008 - $nil). The convertible debenture obligation is accounted for entirely as a liability with interest of 10% per annum.

7.	Subscriptions payable

Subscriptions payable represented balances owing by the company to investors for funds received relating to unissued shares at June 30, 2009. These shares were issued during the period ended September 30, 2009 (refer to note 4 and 8).

8.	Share Capital

Total authorized share capital of the Company is as follows:

200,000,000 Common shares with a par value of $0.001

During the period ended December 31, 2009:

a) The Company issued 3,100,000 shares of the company at various share prices for a total consideration of $2,884,000 (2008: $159,064) for services rendered.

b) The Company issued 5,000,001 common shares of the company pursuant to the acquisition of Zero Emissions People LLC. (2008: $ nil)(Note 11).

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements (Unaudited)
For the Six Month Period Ended December 31, 2009
(Stated in US Dollars)

8.	Share Capital (Continued)

a)
The Company issued 2,000,000 common shares of the company at a value of $0.94 per share pursuant to the acquisition of a wind development project for a total consideration of $1,880,000 (2008: $ nil) (Note 11).

The following share purchase warrants and agent compensation warrants were outstanding at December 31, 2009:

	Exercise price	Number of warrants	Remaining contractual life (years)
Warrants	.85	150,000	3.00
Warrants	.85	150,000	4.88
Outstanding and exercisable at December 31, 2009		300,000

The Company uses the Black-Scholes option valuation model to value warrants granted. The Black-Scholes model was developed for use in estimating the fair value of traded warrants. The model requires management to make estimates, which are subjective and may not be a representative of actual results. Changes in assumptions can materially affect estimates of fair values. For purposes of the calculation, the following assumptions were used:

	December 31, 2009	December 31, 2008
Risk free interest rate	0.48% - 0.60%	N/A
Expected life of warrants	1 year	N/A
Expected stock price volatility	106.91% - 106.94%	N/A
Expected dividend yield	0%	N/A

9.	Employee Stock Option Plan

On July 12, 2007, the board and shareholders approved the 2007/2008 Stock Incentive & Compensation Plan thereby reserving 6,000,000 common shares for issuance to employees, directors and consultants. The significant details of the plan are as follows:

•	All employees and consultants of the company are eligible to be granted stock options;
•	May issue up to 6,000,000 common shares;
•	Options shall not be priced at less than 100% of the FMV of common stock at the date of grant;
•	Maximum life of option is 10 periods;
•	Options are non-transferable, may only be exercised;
•	Options expire on termination of employment.

On November 29, 2007, the board granted 500,000 stock options expiring December 31, 2009 to a director of the company vesting on January 1, 2008.   As at June 30, 2009, all options to purchase common stock were cancelled by the board of directors.

On October 19, 2009, the board granted 1,000,000 stock options expiring December 31, 2012 to officers and directors of the company vesting immediately at an exercise price of $0.85.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements (Unaudited)
For the Six Month Period Ended December 31, 2009
(Stated in US Dollars)

9.	Employee Stock Option Plan (Continued)

Changes in the Company’s stock options for the period ended December 31, 2009 are summarized below:

	Number	Weighted Avg. Exercise Price
Balance, beginning of Year	-	$ -
Cancelled	-	-
Issued	1,000,000	0.85
Balance, December 31, 2009	1,000,000	$0.85

Stock Based Compensation

The Company uses the Black-Scholes option valuation model to value stock options granted. The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. The model requires management to make estimates, which are subjective and may not be representative of actual results. Changes in assumptions can materially affect estimates of fair values. For purposes of the calculation, the following assumptions were used:

	December 31, 2009	December 31, 2008
Risk free interest rate	0.60%	0.40%
Expected dividend yield	0%	0%
Expected stock price volatility	106.94%	110%
Expected life of options	1 year	2 to 5 years

During the period ended December 31, 2009 the Company recognized stock based compensation expense in the amount of $ nil (2008: 274,928) for the vested portion of options issued in the previous year.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements (Unaudited)
For the Six Month Period Ended December 31, 2009
(Stated in US Dollars)

10.	Segmented Information

Segmented information has been compiled based on the geographic regions that the company has acquired mineral properties and performed its exploration activities.

Loss for the period by geographical segment for the six months period ended December 31, 2009:

	United States/ Canada	Mexico	Total
Interest income	$33	$-	$33

Expenses:
Exploration Expenses	(39,866)	-	(39,866)
Geologists	-	-	-
Advertising and Promotion	39,776	-	39,776
Consulting Fees	998	-	998
Corporate Communications	72	-	72
Employment Compensation	-	-	-
Insurance	-	-	-
Amortization	471	-	471
Office and Miscellaneous	8,248	-	8,248
Professional Fees	85,536	-	85,536
Rent	4,413	-	4,413
Stock based Compensation	6,991,644	-	6,991,644
Travel and Lodging	11,443	-	11,443
Interest and Service charges	80,002	-	80,002
Project Development Costs	979,324	-	979,324
Write-down of Mineral Properties	-	-	-

Total Expenses	8,162,061	-	8,162,061
Net loss from continuing operations	$8,162,028	$-	$8,162,028

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements (Unaudited)
For the Six Month Period Ended December 31, 2009
(Stated in US Dollars)

10.	Segmented Information (Continued)

Loss for the period by geographical segment for the six months period ended December 31, 2008:

	United States/ Canada	Mexico	Total
Interest income	$53	$-	$53

Expenses:
Exploration Expenses	(516)	(10,369)	(10,885)
Geologists	-	-	-
Advertising and Promotion	1,372	-	1,372
Consulting Fees	-	-	-
Corporate Communications	230	-	230
Employment Compensation	-	-	-
Insurance	10,201	-	10,201
Amortization	588	-	588
Office and Miscellaneous	443	382	825
Professional Fees	8,949	-	8,949
Rent	2,232	-	2,232
Stock based Compensation	159,064	-	159,064
Travel and Lodging	-	-	-
Interest and Service charges	540	21	561
Write-down of Mineral Properties	-	-	-

Total Expenses	183,104	(9,966)	173,138
Net loss from continuing operations	$183,051	$(9,966)	$173,085

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements (Unaudited)
For the Six Month Period Ended December 31, 2009
(Stated in US Dollars)

10.	Segmented Information (Continued)

Assets by geographical segment:

	United States/ Canada		Mexico		Total
	$		$		$
December 31, 2009
Mineral properties		-		-		-
Wind Projects		2,409,118		-		2,409,118
Equipment		4,196		-		4,196

December 31, 2008
Mineral properties		-		-		-
Equipment		5,245		-		5,245

11.	Acquisitions, Option Agreements and Power Contract Applications

On October 28, 2009 the Company announced it had signed a share exchange agreement whereby it will acquire all of the outstanding equity interests in Zero Emission People, which includes 10 wind energy development projects totaling 375 megawatts (MW).  Closing of the transaction will be subject to delivery of Zero Emission People audited financial statements, and regulatory compliance by both companies. As consideration, the Company will issue thirty-one million shares of its common stock pursuant to the following schedule (Note 13):

- 5,000,000 shares of common stock on January 15, 2010

- 9,000,000 shares of common stock on August 15, 2010

- 9,000,000 shares of common shares on August 15, 2011

- 8,000,000 shares of common shares on August 15, 2012

On October 23, 2009 the Company announced it had signed an agreement to acquire a 70% controlling interest in Skyway 126 Wind Energy Inc. in exchange for two million restricted shares of Wind Works’ common stock.  Skyway 126 is a 10 megawatt (MW) project located in Grey-Highlands Township, Ontario, Canada.

On November 6, 2009 the Company announced it had signed an agreement to acquire a 50% interest in the Settlers Landing Wind Park. The agreement calls for the issuance of 300,000 restricted common shares of the Company’s stock, and the payment in cash of $450,000, the latter subject to milestones. The affect of payment is as follows:

Milestone 1:
The payment of $225,000 upon the earlier of: within 30 days of award of FIT/power contract or latest July 30, 2010 (Note 3).

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements (Unaudited)
For the Six Month Period Ended December 31, 2009
(Stated in US Dollars)

11.	Acquisitions, Option Agreements and Power Contract Applications (Continued)

Milestone 2:
The payment of $225,000 within 90 days upon award of a FIT/power contract.

As at December 31, 2009, the restricted common shares have not yet been issued nor the cash payment been made. As part of the acquisition of Zero Emission People, announced October 28, 2009, the Company will acquire an additional 50% interest in Settlers Landing, a 10 megawatt wind energy project located near Pontypool, in Ontario, Canada.

On November 8,  2009 we signed an option agreement to acquire a 100% interest in Honelles, a 10 megawatt wind energy project located in Belgium. If we choose to exercise the option, we will be required to make a cash payment of EUR300,000 and enter a Development and Service Agreement with the initial developer under which we will be required to pay EUR 10,000 for up to 24 months for development costs and distribute 33% of the pre-tax profit as a success fee if the project is sold.  As per the original agreement the option is valid for 90 days from the effective date, which was subsequently extended to June 1, 2010.

On November 8,  2009 we signed an option agreement to acquire a 100% interest in Ecsed, a 50 megawatt wind energy project located in Hungary. If we choose to exercise the option,  we will be required to make a cash payment of EUR 350,000 and enter into a Development and Service Agreement with the initial developer under which we will be required to pay EUR 10,000 for up to 24 months for development cost and distribute 50% of the pre-tax profit as a success fee if the project is sold.  As per the original agreement the option is valid for 90 days from the effective date, which was subsequently extended to June 1, 2010.

On December 14, 2009 the Company announced it had acquired a 50% interest in another 6 wind energy projects totaling 80 megawatts (MW) located in Ontario, with an option to increase its interests to 100%. All 6 projects submitted power contract applications on November 30th under the new Feed-in Tariff program of the Ontario Power Authority. The agreement calls for the issuance of 1,200,000 restricted common shares of the Company’s stock, and payment in cash of $300,000 CDN on April 30, 2010 (Note 3). The restricted common shares have not yet been issued and the cash payment has not yet been made.

12.	Recent Accounting Pronouncements

ASC 810

In June 2009, the FASB issued ASC 810, “Amendments to FASB Interpretation No. 46(R)” (“ASC 810”). ASC 810 eliminates the exception to consolidate a qualifying special-purpose entity, changes the approach to determining the primary beneficiary of a variable interest entity, and requires companies to more frequently re-assess whether they must consolidate variable interest entities.  Under the new guidance, the primary beneficiary of a variable interest entity is identified qualitatively as the enterprise that has both (a) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance, and (b) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. ASC 810 becomes effective for the Company’s fiscal 2011 year-end and interim reporting periods thereafter.  The Company does not expect ASC 810 to have a material impact on its financial statements.

Wind Works Power Corp.
(Formerly AmMex Gold Mining Corp.  - an Exploration Stage Mining Company)
Notes to the Consolidated Financial Statements (Unaudited)
For the Six Month Period Ended December 31, 2009
(Stated in US Dollars)

13.	Subsequent events

On January 31, 2010, in an addendum to the share exchange agreement between the Company and Zero Emission People LLC, it was agreed that any provisions in regards to considerations in shares made in the joint venture agreement and option agreements entered into on September 18, 2009 will be superceded by the share exchange agreement of October 28, 2009.  Both parties further acknowledged that any amount of shares issued by the Company as consideration as per provisions contained in any of the previous agreements shall be subtracted from the overall amount of shares due under the share exchange agreement if such a previous issuance does concern a project that is part of both the agreement under which the shares were issued previously and the share exchange agreement.

On February 3, 2010 the Company announced it had completed its acquisition of Zero Emission People LLC effective January 31, 2010.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the costs and expenses payable by Wind Works in connection with the offering described in this registration statement.  All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission registration fee	$
Accounting fees and expenses		10,000
Legal fees and expenses		35,000
Printing and Transfer Agent Fees		2,000

Miscellaneous		3,000
Total		$50,000

Item 14.  Indemnification of Officers and Directors.

Our bylaws provide to the fullest extent permitted by  law.  Nevada corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.  We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of  Wind Works  pursuant to the foregoing provisions, or otherwise, Wind Works has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by Wind Works of expenses incurred or paid by a director, officer or controlling person of Wind Works in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Wind Works will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities.

With respect to the sale of  any unregistered securities,  we relied on the exemptive provisions of Section 4(2), Reg D and/or  Regulation S of the Securities Act of 1933, as amended.

At all times relevant the securities were offered subject to the following terms and conditions:

•	the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

•
we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

•	at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2; and

•	neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising.

All funds received from the sale of our shares were used for working capital purposes.

All shares bear a legend restricting their disposition.

Each purchaser was provided with access to our filings with the SEC.

List of Exhibits	Identification of Exhibits

3.1.**	Certificate of Incorporation
3.2.**	Certificate of Amendment to Certificate of Incorporation
3.3.**	Bylaws
3.4**	Form of Convertible Debenture
3.5**	Form of Warrant
3.6**	Form of Option
5.*	Opinion of Counsel
10.1**	Investment Agreement with Kodiak Capital Group, Inc.
10.2**	Registration Rights Agreement with Kodiak Capital Group, Inc.
10.3**	Share Exchange Agreement between Wind Works Power Corp. and Zero Emission People, LLC
10.4**	Addendum to Share Exchange Agreement with Zero Emission
10.5**	Joint Venture Agreement with Sunbeam, LLC
10.6**	Share Exchange Agreement with Skyway 126 Inc.
14**	Code of Business Conduct and Ethics
21**	Subsidiaries of Registrant
23.1*	Consent of Counsel - included as part of Exhibit 5
23.2*	Consent of Independent Certified Public Accountant

*           Filed Herewith
**         Previously filed

Undertakings.

(a) The undersigned Registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Each prospectus filed pursuant to Rule 424(b) of Regulation C as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A of Regulation C, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

As required under the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, on May 4, 2010 .

Wind Works Power Corp.

/s/ Ingo Stuckmann
Ingo Stuckmann

/s/ W. Campbell Birge
W. Campbell Birge, CFO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ingo Stuckmann	CEO/DIRECTOR	May 4, 2010
Ingo Stuckmann

/s/ J.C. Pennie	Chairman of the Board	May 4, 2010
J.C. Pennie

/s/ Greg Wilson	Director	May 4, 2010
Greg Wilson